UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CENTURY ALUMINUM COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE:  On April 13, 2009 Century Aluminum Company (the "Company") filed with the Securities and Exchange Commission a definitive proxy statement  for the 2009 Annual Meeting of Stockholders to be held on May 27, 2009.  After filing but prior to the mailing of the Proxy Statement to our stockholders, and after further consideration of the Company's need and the views of shareholders, the Company's board of directors has resolved to reduce the proposed increase in the number of authorized shares of the Company's common stock pursuant to Proposal 2 from 150,000,000 to 95,000,000.  The Company has granted Glencore certain preemptive rights in exchange for Glencore's agreement to support Proposal 2.  We are hereby amending and restating the Proxy Statement to reflect these matters and certain other changes to reflect the new mailing date (including changing the deadline for stockholder proposals and eliminating Notice and Access).  Other than reducing the proposed number of authorized shares for stockholder approval, adding a description of the Company's agreement with Glencore and certain other changes to reflect the new mailing date, there are no other changes to the information contained in the Proxy Statement.  We will only mail this amended and restated Proxy Statement and proxy card to the Company's stockholders.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009

___________

To the Stockholders of Century Aluminum Company:

We invite you to attend our 2009 Annual Meeting of Stockholders on May 27, 2009, at 8:30 a.m., local time, at our executive offices located at 2511 Garden Road, Building A, Suite 200, Monterey, California. At the meeting, we will:

1.	Elect three Class I directors to our Board, each for a term of three years;
2.
Approve amending the Company’s Restated Certificate of Incorporation, as amended (the “Restated Charter”) to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share to 195,000,000 ;

3.
Approve amending the Company’s Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) to increase the number of shares authorized for issuance under the 1996 Plan to 10,000,000 and extend its term through May 27, 2019;

4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
5.	Transact any other business that may properly come before the meeting or at any adjournments or postponements of the meeting.

You may vote at the meeting if you owned our common stock at the close of business on March 31, 2009.  Please note, there are three ways that you can vote before the meeting — by telephone, by the Internet or by mailing the proxy card.

By Order of the Board of Directors,

Robert R. Nielsen
Executive Vice President and Secretary

Monterey, California
May 5, 2009

YOUR VOTE IS IMPORTANT

If you do not plan to attend the 2009 Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.  You may also vote by telephone or electronically by the Internet.

Century Aluminum Company
___________

PROXY STATEMENT
___________

ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009

Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Stockholders of Century Aluminum Company, which we refer to as Century or the Company.  This booklet of information contains information and the accompanying proxy card contain information about the items you will vote on at the Annual Meeting. Distribution of these documents is scheduled to begin on or about May 5, 2009 .

QUESTIONS AND ANSWERS

Q.     When and where is the Annual Meeting of Stockholders being held?

A.      The 2009 Annual Meeting is being held on May 27, 2009 at 8:30 a.m. local time, at our principal executive offices which are located at 2511 Garden Road, Building A, Suite 200, Monterey, California 93940.

Q.      Who is entitled to vote and how many votes do I have?

A.      You may vote at the 2009 Annual Meeting if you owned shares of our common stock at the close of business on March 31, 2009.  Each stockholder is entitled to one vote for each share of common stock held.

Q.      How many shares are available to vote in the Annual Meeting?

A.      On March 31, 2009, the record date for the meeting, there were 74,139,488 shares of Century common stock outstanding.

Q.      What constitutes a quorum for the meeting?

A.      The holders of a majority of the outstanding shares of Century’s common stock will constitute a quorum for the transaction of business at the 2009 Annual Meeting.  Only shares of Century common stock that are present at the Annual Meeting, either in person or represented by proxy (including shares that the holder abstains from voting or does not vote with respect to one or more of the matters present for stockholder approval), will be counted for purposes of determining whether a quorum exists at the meeting.

Q.      How do I vote?

A.      There are three ways that you can vote your shares.  Please choose only one of the following methods:

Internet.  The website for voting is http://www.ProxyVote.com.  To vote on the Internet, please have the control number on your  proxy card available.  The voting system is available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Tuesday, May 26, 2009.

Telephone.  If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903.  This is a toll-free number available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Tuesday, May 26, 2009.  Please have the control number on your  proxy card available and follow the voice prompts to vote your shares.

Mail.  To vote by mail, please mark, sign and date your proxy card and return it in the postage-paid envelope provided with the proxy materials .  If you mail your proxy card, we must receive it before 10:00 a.m. Eastern Time on Tuesday, May 26, 2009.

In Person.  If you are the stockholder of record, you may vote by attending the Annual Meeting on Wednesday, May 27, 2009 at 8:30 a.m. local time, at our executive offices located at 2511 Garden Road, Building A, Suite 200, Monterey, California.  If your shares are held in “street name,” you can vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.  Please contact your bank or broker for information.

Q.      What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.      Most of our shareholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”  The Notice is being forwarded to you by your broker or nominee, who is considered to be the stockholder of record for those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote.  Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.  As a beneficial holder, you are invited to attend the Annual Meeting; however, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.      How do I vote my shares that are held in a Century 401(k) plan?

A.      If you participate in one of Century’s 401(k) plans, you must provide the trustee of the 401(k) plan with your voting instructions in advance of the meeting.  You may do this by returning your voting instructions by mail, or submitting them by telephone or electronically, using the Internet.  You cannot vote your shares in person at the Annual Meeting; the trustee is the only one that can directly vote your shares.  The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted.  To allow sufficient time for voting by the trustee, your voting instructions must be received before May 22, 2009.

Q.      May I change my vote?

A.      Yes.  If you are the stockholder of record, you may revoke a proxy or change your voting instructions by:

•	delivering a written notice of revocation or later-dated proxy to our Secretary at or before the taking of the vote at the Annual Meeting;
•	changing your vote instructions via the Internet up to 11:59 p.m. Eastern Time on May 26, 2009 (the day before the 2009 Annual Meeting); or
•	voting in person at the Annual Meeting.

If you hold your shares in one of Century’s 401(k) plans, notify the plan trustee in writing prior to May 22, 2009, that your voting instructions are revoked or should be changed.

If your shares are held in “street name,” you must follow the specific instructions provided to you to change or revoke any instructions that you may have already provided to your bank, broker or other nominee.

Q.      What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A.      Directors are elected by a plurality of votes, which means that the three nominees that receive the highest number of votes will be elected as directors, even if a nominee does not receive a majority of the votes cast.  The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for the approval of the amendment to the Restated Charter.  The other items submitted to stockholders for a vote at the meeting require the affirmative vote of a majority of the votes cast.

Your shares will be voted in accordance with your instructions.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum for a matter, but will not be counted as a vote in favor of such matter.  Accordingly, an abstention from voting on a matter will not be counted for the purposes of electing directors and will have the same effect as a vote against other matters.  If a bank, broker or other nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will count for quorum purposes, but are not counted as shares present and entitled to vote on any matter other than to amend the Restated Charter.  Broker non-votes will have the effect of a vote against the proposal to amend the Restated Charter and the proposal to amend the Company’s 1996 Plan.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009

The Notice of Annual Meeting, 2009 Proxy Statement and 2008 Annual Report are available at http://investor.shareholder.com/cenx/annuals.cfm.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II and Class III. Directors in each class are elected to serve for three-year terms, with each class standing for election in successive years.  Three Class I Directors will be elected at the 2009 Annual Meeting to serve a three-year term that will expire at the 2012 Annual Meeting.  The persons named as proxies intend to vote for the election of each of the nominees listed below unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.  If any nominee declines or is unable to serve, the persons named as proxies will use their best judgment in voting for any available nominee.  Each of the nominees named below has indicated their willingness to serve if elected and the Board of Directors has no reason to believe that any of the nominees will not be available to serve.  Set forth below is background information for each of the three nominees for election as well as the other members of our Board whose terms expire in 2010 and 2011.  Each nominee is currently a director of Century.

Class I Directors with Terms to Expire in 2012
Name and Age*		Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since
Logan W. Kruger	58	Our President and Chief Executive Officer since December 2005; Director of Cleco Corporation since October 2008; President, Asia/Pacific Inco Limited from September 2005 to November 2005; and Executive Vice President, Technical Services for Inco Ltd. from September 2003 to September 2005.	2005
Willy R. Strothotte (1)	64	Chairman of the Board of Glencore International AG since 1994 and Chief Executive Officer from 1993 to December 2001; Director of KKR Financial Holdings LLC since January 2007; Director of Minara Resources Ltd. since 2000; and Chairman of the Board of Xstrata AG since 1994.	1996
Jarl Berntzen	42	Managing Director and Portfolio Manager of Interlachen Capital Group from August 2008 through February 2009; Partner-Head of Mergers and Acquisitions, ThinkEquity Partners LLC from March 2006 to August 2008; Director of Universal Safety Response, Inc. from October 2007 to April 2009; Senior Vice President, Barrington Associates, LLC from April 2005 to February 2006; and Founder, Berntzen Capital Management, LLC from March 2003 to April 2005.	2006

Class II Directors with Terms to Expire in 2010
Name and Age*		Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since
John C. Fontaine	77	Our Lead Director from 2005 to 2008; Of Counsel, law firm of Hughes Hubbard & Reed LLP since January 2000 and Partner from July 1997 to December 1999; Chairman of the Samuel H. Kress Foundation from 1994 to 2006; Trustee of the National Gallery of Art from 2003 to 2007 and Chairman of the Board of Trustees from 2006 to 2007.	1996
John P. O’Brien	67
Our Chairman of the Board since January 2008; Managing Director of Inglewood Associates Inc. since 1990; Chairman of Allied Construction Products since March 1993; Director of Preformed Line Products Company from May 2004 to April 2008; Director of Globe Speciality Metals from May 2008 to October 2008; Director of Oglebay Norton Company from April 2003 to February 2008; Member of the Board of Trustees of Saint Luke’s Foundation of Cleveland, Ohio since 2006; Trustee of Cleveland Sight Center since 1990; Chairman, Chagrin Falls Board of Zoning Appeals since 2005; and Trustee of Downtown Chagrin Falls from 2000 to 2008.

			2000
Peter C. Jones	61	Chairman of Lakota Resources Inc. since September 2008; Director of Royal Nickel Corp. since December 2008; Director of Mizuho Corporate Bank (Canada) since December 2006; Director IAMGOLD Corporation since May 2006; Director, President and Chief Operating Officer of Inco Ltd. from April 2002 to November 2006; President Commissioner P.T. Inco. Tbk from 1999 to 2006; Chairman Goro Nickel SAS from 2003 to February 2007; Member of the Board and Executive Committee, Mining Association of Canada from 1997 to 2006; and Member of the Board, Royal Ontario Museum from 2003 to 2006.	2007

Class III Directors Standing with Terms to Expire in 2011
Name and Age*		Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since
Robert E. Fishman, Ph.D.	57	President and Chief Executive Officer of Ausra, Inc. since October 2007; Director of Range Fuels, Inc. since November 2007; Executive Vice President, Power Operations of Calpine Corporation from 2006 to 2007; Senior Vice President of Calpine Corporation from 2001 to 2005.	2002
Jack E. Thompson	59	Director of Tidewater Inc. since 2005; Director of Rinker Group Ltd. from May 2006 to June 2007; Director of Phelps Dodge Corp. from January 2003 to March 2007; Director of Stillwater Mining Co. from 2002 to June 2006; Vice Chairman of Barrick Gold Corporation from December 2001 to April 2005; Member of the Advisory Board of Resource Capital Funds III and IV, LLP from 2002 to January 2009; Member of the Industry Advisory Council for the College of Engineering at the University of Arizona since 2002.	2005
Catherine Z. Manning	55	Partner, PricewaterhouseCoopers LLP from July 1986 to June 2008, Finance Effectiveness and Merger Integration leader of PricewaterhouseCoopers’ Atlanta Advisory practice; Chairman, Atlanta Historical Society since January 2007, Member since January 2002; member, Georgia Appleseed since January 2006; Member, Museum of Contemporary Art of Georgia since February 2008.	2008

*	Age as of March 31, 2009
(1)	Mr. Strothotte was designated to serve as one of our directors by Glencore International AG, or Glencore.

Board and Committee Meetings, Directors’ Compensation and Communication with Directors

Our Board of Directors presently consists of 9 directors. The Board, which is responsible for supervision of the overall affairs of Century, establishes corporate policies, sets strategic direction, and oversees management, which is responsible for Century’s day-to-day operations.  The Board met 8 times during 2008.

To assist it in carrying out its duties, the Board has established various standing committees. Each standing committee of the Board and its members are listed in the table below.  The Board designates the members of each committee and the committee chair annually, based on the recommendations of the Governance and Nominating Committee.  The Board has adopted written charters for each of its committees, which are available in the Investors section of our website, www.centuryaluminum.com, under the tab “Corporate Governance.”  Each director attended 100% of all meetings of the Board and each Board committee on which such director served.  We encourage, but do not require, the attendance of Board members at our Annual Meetings.  All of our directors attended in person or by telephone the 2008 Annual Meeting held on June 24, 2008.

Board Committees and Meetings

The table below identifies the name and current members of each standing committee of our Board.  Ms. Manning began serving on our Audit Committee commencing July 1, 2008.

Name	Audit	Compensation	Governance & Nominating	Health, Safety & Sustainability
Jarl Berntzen	X		X
Robert E. Fishman	X		X	X*
John C. Fontaine		X	X
Peter C. Jones	X	X*		X
Catherine Z. Manning	X*			X
John P. O’Brien	X	X
Jack E. Thompson		X	X*	X

* Committee Chair

Independent Directors

The Board has determined that Jarl Berntzen, Robert E. Fishman, John C. Fontaine, Peter C. Jones, John P. O’Brien, Jack E. Thompson and Catherine Manning are independent directors under the criteria established by NASDAQ.

 Audit Committee

The Audit Committee:
•	oversees the financial reporting process for which management is responsible;
•	approves the engagement of the independent auditors for audit and non-audit services;
•	monitors the independence of the independent auditors;
•	reviews and approves all audit and non-audit services and fees;
•	reviews the scope and results of the audit with the independent auditors;
•	reviews the scope and results of internal audit procedures with our internal auditors;
•	evaluates and discusses with the independent auditors and management the effectiveness of our system of internal accounting controls;
•	reviews and approves related party transactions pursuant to our Statement of Company Policy Regarding Related Party Transactions; and
•	makes inquiries into other matters within the scope of its duties.

During 2008, the members of the Audit Committee were Messrs. Berntzen, Fishman, O’Brien, Jones and Ms. Manning.  Each member of the Audit Committee is “independent,” as required under applicable NASDAQ listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  In addition, the Board has determined that John P. O’Brien and Catherine Z. Manning are each an “audit committee financial expert” within the meaning set forth in regulations of the Securities and Exchange Commission.  In 2008, the Audit Committee held 5 meetings.  Effective January 1, 2009, Mr. O’Brien was succeeded as chair of the Audit Committee by Ms. Manning, who was elected as a director on July 1, 2008.

Compensation Committee

The Compensation Committee reviews and establishes the compensation for our executive officers and has oversight responsibility for administering and awarding grants under our 1996 Stock Incentive Plan, as amended, which we refer to as the 1996 Plan.  Each member of the Compensation Committee is an independent director as required under applicable NASDAQ listing standards.  During 2008, the members of the Compensation Committee were Messrs. Fontaine, O’Brien, Thompson and Jones.  Mr. Jones was appointed Chair of the Compensation Committee on January 1, 2008. The Compensation Committee held 9 meetings in 2008.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for:
•	evaluating the size and composition of the Board;
•	identifying, recruiting and recommending candidates for election to the Board and its committees;
•	overseeing corporate governance matters; and
•	reviewing and making periodic recommendations concerning our corporate governance policies and procedures.

The Governance and Nominating Committee solicits recommendations for potential Board candidates from a variety of sources, including directors, officers, other individuals with whom the Governance and Nominating Committee members are familiar, through its own research, and third-party research.  The Governance and Nominating Committee will also consider nominees recommended by stockholders who submit such recommendations in writing to our Corporate Secretary.  The qualifications and standards the Governance and Nominating Committee will apply in evaluating any recommendations for nomination to the Board include, but are not limited to:

•	significant business or public company experience;
•	a willingness and ability to make a sufficient time commitment to Century’s affairs to perform effectively the duties of a director, including regular attendance at Board and committee meetings;
•	skills in finance, international business and knowledge about Century’s business or industries;
•	personal qualities of leadership, character, judgment and integrity; and
•	requirements relating to composition of the Board under applicable law and listing standards.

During 2008, the members of the Governance and Nominating Committee were Messrs. Berntzen, Fishman, Fontaine and Thompson.  Mr. Thompson has served as the Chairman of the Governance and Nominating Committee since March 2006.  Each member of the Governance and Nominating Committee is “independent” as required under applicable NASDAQ listing standards.

The Governance and Nominating Committee recommended to the Board that Logan W. Kruger, Willy R. Strothotte and Jarl Berntzen be nominees for election as Class I Directors at the 2009 Annual Meeting.   After considering the recommendations of the Governance and Nominating Committee, our Board approved the slate of director nominees to stand for election at the 2009 Annual Meeting.  In 2008, the Governance and Nominating Committee held 4 meetings.

Lead Director/Meetings of Independent Directors

On the recommendation of the Governance and Nominating Committee, the Board designated John C. Fontaine to serve as the Lead Director for meetings of the independent Board members outside the presence of management.  With the appointment of Mr. O’Brien, an independent director, as Chairman of the Board in January 2008, the Board determined that the Company no longer required an additional independent lead director.  Following the Annual Meeting on June 24, 2008, Mr. Fontaine resigned as lead director.  Our independent directors are scheduled to meet in executive session without the presence of management no fewer than two times each year.  The independent directors met 14 times during 2008.

Health, Safety and Sustainability Committee

The Health, Safety and Sustainability Committee (the “HSS Committee”) was formed in 2008 to assist the Board with regard to oversight of Century’s policies and management systems with respect to health, safety and sustainability matters. Specifically, the HSS Committee is responsible for the regular review of Century’s health, safety and sustainability policies and related practices, assessments, performance, compliance and reporting.  The HSS Committee must meet at least twice a year and provide recommendations to the Board.  The initial members of the HSS Committee are Messrs. Fishman, Jones and Thompson.  Ms. Manning became a member of the HSS Committee when she was elected as a director on July 1, 2008.

Directors’ Compensation

Directors who are full-time salaried employees of Century are not compensated for their service on the Board.  The Board’s general policy is that compensation for non-employee directors should be a mix of cash and equity-based compensation.  Effective December 1, 2008, the Board determined that non-employee, non-independent Board members will receive compensation only in cash.  This change affords the Company the ability to avoid indirectly increasing the beneficial ownership of any stockholder at whose direction a member of our Board serves.  The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the Board when appropriate.  The Board reviews the committee’s recommendations and determines the amount of director compensation.

            Equity Awards, Meeting Fees and Retainers. In 2008, each newly elected non-employee independent director received a one-time grant of 1,000 time-based performance share units.  These time-based performance share units vest 50% on the one year anniversary of the grant date and 50% on the second anniversary of the grant date.  In addition, each non-employee director continuing in office after the Annual Meeting of stockholders received an annual grant of time-based performance share units valued at $75,000.  These time-based performance share units vest 100% on the one year anniversary of the grant date.  The shares were granted on the business day following the Annual Meeting based on the average closing price of Century’s common stock for the 60 trading days preceding the grant date and exceeded the fair market value of our common stock as determined in accordance with the 1996 Plan.  Vesting of time-based performance share unit awards are subject to acceleration under certain circumstances pursuant to the terms of an award agreement.

During 2008, non-employee directors (other than the Chairman) received an annual retainer of $45,000 for their services. The Chairman of the Board received an annual retainer of $110,000. The Lead Director received an additional $25,000 annual retainer, the Chairs of the Audit and Compensation Committees each received an additional $10,000 and the Chairs of the Governance and Nominating and Health, Safety and Sustainability Committees each received an additional $5,000 annual retainer. In addition, each non-employee director received a fee of $2,000 for each Board or Board committee meeting attended. The Chair of the Audit Committee received an additional $1,000 per Audit Committee meeting attended.

The equity awards, meeting fees and retainers above, were made based on a competitive assessment in 2008 of director pay practices among the peer companies used for our executive compensation benchmarking.  Based on the results of this study, in April 2008, the Board approved the following modifications to non-employee director compensation, effective January 1, 2008:

•	annual retainers for all non-employee directors were increased by $10,000 to more closely align them with the mid-range of competitive practices; and
•	the annual retainer for the Compensation Committee Chair was increased by $5,000 to reflect the increased burden and complexity of Compensation Committee oversight.

The Board did not seek to modify the value of equity awards; however, the Board decided to change the forms of future equity awards to non-employee directors.  Rather than stock options, continuing directors will now receive annual grants of time-based performance share units that vest following 12 months of service with a targeted value of $75,000, and new directors will receive a one-time initial award of 1,000 performance share units that vest 50% following 12 months of service and 50% following 24 months of service for 2008.  The annual performance share unit awards were calculated based on the average closing price of Century’s common stock for the 60 trading days preceding the grant date.  Non-employee independent directors now also have the option to elect to defer cash retainers into time-based performance share units which would then vest at the termination of their service (subject to acceleration due to death or disability), and may also elect to defer settlement of the awards of time-based performance share units until their termination of service.  Effective December 1, 2008, non-employee directors who are not independent will be paid the annual retainer in cash and of  the equivalent value the annual equity award in cash.

Expense Reimbursement.  All directors were reimbursed for their travel and other expenses incurred in attending Board and Board committee meetings, other than Mr. Strothotte who waived his right to receive expense reimbursement.

The following table sets forth the compensation paid to each director in 2008.

2008 Director Compensation

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	All Other Compensation ($)(e)	Total ($)
Jarl Berntzen	95,000	51,874	25,108	—	171,982
Craig A. Davis	6,011	387,318	25,108	930,000	1,348,437
Robert E. Fishman	124,750	51,874	25,108	—	201,732
John C. Fontaine	113,500	51,874	25,108	—	190,482
Peter C. Jones	121,000	51,874	113,358	—	286,232
Catherine Z. Manning	44,500	52,168	—	—	96,668
John P. O’Brien	175,637	51,874	25,108	—	252,619
Willy R. Strothotte	—	51,874	25,108	—	76,982
Jack E. Thompson	114,000	51,874	25,108	—	190,982

(a)
Represents all non-employee directors that served on the Board during 2008.  Mr. Kruger did not receive additional compensation for serving as a Board member.  In January 2008, Mr. Davis resigned from his position as Chairman and a member of the Board of Directors.  Mr. O’Brien was elected to succeed Mr. Davis as Chairman.

(b)	Represents retainer and meeting fees paid to each non-employee director during 2008 (other than Mr. Strothotte, who waived his right to receive cash compensation).
(c)
Amounts shown in this column reflect the expense recognized for financial statement reporting purposes during 2008 in accordance with Statement of Financial Accounting Standards 123(R), Share Based Payment, or FAS 123(R), for equity award expenses, disregarding assumptions for the forfeiture of awards.  See note 14 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, for the assumptions used in the valuation of these awards and related disclosures.  Pursuant to the terms of the Implementation Guidelines to our 1996 Plan, following his retirement as our Chief Executive Officer, Mr. Davis’s performance-based share awards vested on March 19, 2008 for our 2005-2007 performance period on an approximate one-third basis.  As such, amounts included in this column include the re-measurement of performance share expense in accordance with FAS 123(R) that was awarded to Mr. Davis when he served as Chief Executive Officer.

(d)
Amounts shown in this column reflect the expense recognized for financial statement reporting purposes during 2008 in accordance with FAS 123(R), for equity award expenses, disregarding assumptions for the forfeiture of awards.  See note 14 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for the assumptions used in the valuation of these awards and related disclosures.  Presented below are the grant date fair value of each equity award granted in 2008 (calculated in accordance with FAS 123(R) using the Black-Scholes option pricing model) and the aggregate number of vested and unvested stock options and stock awards held by each director (other than Mr. Kruger) as of December 31, 2008:

Name	Grant Date Fair Value of 2008 Equity Awards ($)	Number of Options Outstanding as of 12/31/08	Number of Stock Awards Outstanding as of 12/31/08
Jarl Berntzen	69,165	16,000	1,047
Craig Davis	—	6,000	—
Robert E. Fishman	69,165	3,000	1,047
John C. Fontaine	69,165	19,000	1,047
Peter C. Jones	69,165	13,000	1,047
Catherine Z. Manning	137,968	—	2,049
John P. O’Brien	69,165	14,000	1,047
Willy R. Strothotte	69,165	22,500	1,047
Jack E. Thompson	69,165	3,000	1,047

(e)	For Mr. Davis, all other compensation includes $930,000 for payments made under our retirement plans.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with the Board or any individual director(s) by sending a written communication in an envelope addressed to the Board or the appropriate director(s) in care of our Corporate Secretary at the address for our principal executive offices located on the cover page of this proxy statement.

OWNERSHIP OF CENTURY COMMON STOCK

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 31, 2009 (except as otherwise noted) by each person known by us to be the beneficial owner of five percent or more of the outstanding shares of our common stock.  The percent of class shown below is based on 74,139,488 shares of common stock outstanding as of March 31, 2009.

Name	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Glencore Investment Pty Ltd	28,285,638(b)	38.15%
Prudential Financial, Inc.	7,374,596(c)	9.95%

(a)	Each entity has sole voting and investment power, except as otherwise indicated.
(b)
Based on information set forth in a Schedule 13D/A filing dated February 4, 2009, by Glencore Investment Pty Ltd, Glencore Investments AG, Glencore International AG and Glencore Holding AG (“Glencore”).  Glencore’s principal business address is Baarermattstrasse 3, P.O. Box 666, CH 6341, Baar, Switzerland. The principal business address of Glencore Investment Pty Ltd is Level 4, 30 The Esplanade, Perth, 6000, Australia. In addition, the above information as to Glencore’s beneficial ownership of our outstanding common stock includes 223,252 shares acquired through the automatic conversion of our Series A Convertible Preferred Stock in the first quarter of 2009 and excludes the 15,355,466 shares of our common stock issuable upon conversion of Series A Convertible Preferred Stock owned by Glencore Investment Pty Ltd, which are convertible only upon the occurrence of events that have not transpired and that are outside of the control of Glencore Investment Pty Ltd, or in circumstances that would not result in an increase in the percentage of the outstanding shares of our common stock beneficially owned by Glencore.

(c)
Based on information set forth in a Schedule 13G/A filing dated February 6, 2009, by Prudential Financial, Inc., as the direct or indirect parent of various registered investment advisors and broker dealers, including Jennison Associates LLC (an investment advisor), may be deemed to have direct or indirect voting and/or investment power over 7,374,596 shares of our common stock held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. The principal business address of Prudential Financial, Inc., is 751 Broad Street, Newark, New Jersey 07102-3777. Based on information set forth in a Schedule 13G/A filed on February 17, 2009, Jennison Associates LLC has sole voting power over 5,730,420 shares of our common stock and shared investment power over 5,915,320 shares. According to the schedule, Jennison Associates LLC is a registered investment advisor 100% of the equity interests of which are indirectly owned by Prudential Financial, Inc.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 31, 2009 by: (i) each of our current directors, (ii) each executive officer named in the Summary Compensation Table under the heading “Executive Compensation,” and (iii) all of our directors and executive officers as a group.  No director or executive officer beneficially owned more than 1% of our outstanding common stock. All of our directors and executive officers as a group beneficially owned 0.88% of our outstanding common stock.

	Amount and Nature of Beneficial Ownership(a)
Name	Common Stock		Exercisable Stock Options(b)
Jarl Berntzen	—		16,000
Michael A. Bless	65,007	(c)	30,000
Giulio Casello	28,553		15,000
Robert E. Fishman	—		3,000
John C. Fontaine	1,250	(c)	19,000
Wayne R. Hale	49,024		50,000
Peter C. Jones	2,000		13,000
Logan W. Kruger	108,290		70,000
Catherine Z. Manning	1,000		—
Robert R. Nielsen	39,731		8,335
John P. O’Brien	18,000		14,000
Willy R. Strothotte	—	(d)	22,500
Jack E. Thompson	3,500		3,000
All directors and executive officers as a group (17 persons)	374,421		279,102

(a)	Each individual has sole voting and investment power except as otherwise noted.
(b)	Represents shares that are subject to options that are presently exercisable or exercisable within 60 days of March 31, 2009.
(c)	Represents shares that are jointly owned and subject to shared voting and investment power.
(d)	Excludes 28,285,638 shares owned by Glencore, for which Mr. Strothotte serves as Chairman.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons owning more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities.  These same persons are also required to furnish us with copies of all such forms.  Based solely on a review of the copies of the forms furnished to us and written representations that no Form 5 filings were required, we believe that, with respect to the 2008 fiscal year, all required Section 16(a) filings were timely made, except each of our Section 16 officers, being Messrs. Logan W. Kruger, Michael A. Bless, Wayne R. Hale, Robert R. Nielsen, Giulio Casello, Steve Schneider, William J. Leatherberry and Jerry E. Reed, and Ms. Michelle M. Lair filed late Form 4’s related to the granting of time-based performance share units on April 7, 2008; Mr. Strothotte and Glencore filed late Form 4’s with respect to Mr. Strothotte’s sale and Glencore’s purchase of Mr. Strothotte’s shares on June 9, 2008; and Mr. Steve Schneider filed a late Form 4 with respect to a rebalancing of shares held in his 401(k) account on November 4, 2008.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

We have a written policy and written procedures for the review, approval and monitoring of transactions involving Century or its subsidiaries and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees and their immediate family members, and stockholders owning five percent or greater of our outstanding stock and their family members. Certain transactions are to be approved by the independent directors acting as a separate body. A copy of our Related Person Transaction Policy is available in the Investor section of our website, www.centuryaluminum.com, under the tab “Corporate Governance.”

Our Related Person Transaction Policy is administered by the Audit Committee and applies to all related person transactions entered into after its adoption. This policy applies, subject to certain specific exclusions, to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which Century or any of its subsidiaries was or is to be a participant and where any related person had or will have a direct or indirect interest. Transactions involving less than $50,000 are not subject to review and approval under the policy. In addition, the policy defines certain ordinary course transactions with Glencore that are not material and not subject to review and approval under the policy, although those transactions are otherwise reviewed and approved by our Audit Committee. Pursuant to the policy, the Audit Committee is responsible for reviewing qualifying related person transactions. However, all transactions with Glencore for new long-term supply agreements are subject to review under the policy and any other transaction the Audit Committee Chair determines is material is reviewed by the independent directors, acting as a separate body of our Board of Directors. Based on its consideration of all relevant facts and circumstances, whether the transaction is on terms that are fair and reasonable to Century and whether the transaction is in the business interests of Century, the Audit Committee or independent directors, as the case may be, will decide whether or not to approve or ratify such transaction. If a related person transaction is submitted to the Audit Committee after the commencement of the transaction, the Audit Committee or independent directors, as the case may be, will evaluate all options available, including the ratification, rescission or termination of such transaction.

Recent Transactions with Glencore

As of December 31, 2008, we had no outstanding forward financial sales contracts with Glencore. In November 2004 and June 2005, we entered into forward financial sales contracts with Glencore for the years 2006 through 2010 and 2008 through 2015, respectively (“Financial Sales Contracts”), for a minimum of 300,600 and 460,200 metric tons of primary aluminum, respectively, over the entire terms of the contracts, which contained clauses that triggered additional shipment volumes when the market price for a contract month was above the contract ceiling price. These contracts were to be settled monthly. On July 7, 2008, Century and Glencore agreed to terminate the Financial Sales Contracts.  The transaction consisted of the issuance by Century to Glencore of 160,000 shares of non-voting preferred stock, which shares are convertible under certain circumstances into our common stock at a conversion ratio of 100 shares of common stock per each share of Series A Convertible Preferred Stock, for $1,090.3 million, followed immediately by a cash payment by Century to Glencore of $1,315 million (with an additional $505.3 million cash payment being deferred).  On July 16, 2008, we completed an equity offering and used the net proceeds, after underwriter’s commissions and discounts and offering expenses, of $442.1 million to pay a portion of the deferred termination amount. In October 2008, we made the final $25 million principal payment to Glencore of the deferred termination amount.

Financial Sales Contract Cash Settlement Sensitivity

Cash payments for the historical settlements of the recently terminated Financial Sales Contracts with Glencore were based on the contract shipment volume, contract price and the actual LME price for primary aluminum for the corresponding period. In 2008 through the date of the termination transaction on July 7, 2008, we settled 100,200 metric tons, which consisted of the original contract volume plus the additional volume that was triggered when the LME exceeded certain thresholds. Our cash payments for the contract settlements in 2008 were $115 million.

Approval of Transactions with Glencore

During 2008, all transactions with Glencore, subject to our approval policy described above, were approved by the Audit Committee or by a special committee comprised solely of independent directors. As well, our independent directors were advised by independent financial and legal advisors in connection with the termination of the Financial Sales Contracts discussed above.

Purchases from Glencore

In 2008, we purchased alumina from Glencore on both a spot and long-term contract basis. In 2008, we purchased $137.2 million of alumina from Glencore under negotiated long-term alumina supply contracts at prices that were based on the LME price for primary aluminum. We believe that all of the alumina purchased under these contracts was purchased at prices which approximated market. We also purchased $9.2 million of alumina from Glencore in 2008 on a spot basis. We determined the market price for the spot alumina we purchased based on a survey of suppliers at the time that had the ability to deliver spot alumina on the specified terms.  Based on this survey, we believe that all of the spot alumina purchased from Glencore in 2008 was purchased at market prices. During 2008, we purchased from Glencore all of our alumina requirements for Ravenswood.  The supply agreement for Ravenswood runs through December 31, 2009.

Sales to Glencore

We sold primary aluminum and alumina to Glencore in 2008 on both a spot and long-term contract basis.  For the year ended December 31, 2008, net sales to Glencore amounted to $496 million, excluding gains and losses realized on the settlement of cash flow hedges. Sales of primary aluminum to Glencore amounted to approximately 25.2% of our total revenues in 2008.

In 2008, we sold $310 million in primary aluminum under our long-term sales contracts with Glencore at prices based on the LME price for primary aluminum, as adjusted to reflect the Midwest Premium (a premium typically added for deliveries of aluminum within the U.S.). In addition, we received $186 million in tolling fees from Glencore in 2008 under tolling contracts that provide for delivery of primary aluminum produced at Grundartangi. The fee paid by Glencore under these tolling contracts is based on the LME price for primary aluminum, as adjusted to reflect the reduced European Union import duty paid on Icelandic primary aluminum. We believe that all of the transactions with Glencore under these contracts were at market prices.

We have a contract to sell Glencore approximately 50,000 metric tons of primary aluminum each year through December 31, 2009, at a variable price determined by reference to the LME. We have a long-term contract to sell Glencore 20,400 mtpy of primary aluminum through December 31, 2013, at a variable price based on the LME, adjusted by a negotiated U.S. Midwest market premium with a cap and floor as applied to the current U.S. Midwest Premium.

       Other Transactions with Glencore

We are party to separate ten-year and seven-year LME-based alumina tolling agreements with Glencore, for 90,000 and 40,000 metric tons of capacity per year, respectively, at Grundartangi, which run through 2016 and 2014, respectively. In December 2005, Glencore assigned 50% of its tolling rights under the ten-year agreement to Hydro Aluminum AS for the period 2007 to 2010. Deliveries under these agreements commenced in July 2006 and June 2007.

We signed a long-term agreement to buy alumina from Glencore in April 2008. Glencore has agreed to supply Century with 290,000 metric tons of alumina in 2010, 365,000 metric tons in 2011, 450,000 metric tons in 2012, 450,000 metric tons in 2013, and 730,000 metric tons in 2014. The alumina price will be indexed to the LME price of primary aluminum.

Prior to our initial public offering in April 1996, we were an indirect, wholly-owned subsidiary of Glencore. As of March 31, 2009, Glencore, our largest stockholder, owned 38.15% of our outstanding common stock.  Glencore is an important business partner, as a customer, a supplier of alumina to our facilities, and from time to time has been a counterparty to our metal hedges. As of March 31, 2009, Glencore beneficially owned 153,555 shares of our Series A Convertible Preferred Stock, that are convertible under certain circumstances into 15,355,466 shares of our common stock. Together, the shares of our common stock and preferred stock beneficially owned by Glencore give Glencore an approximate 48.74% economic ownership of Century.

Certain Business Relationships

 During 2008, we retained PricewaterhouseCoopers LLP to provide actuarial pension benefit, accounting, and human resource consulting work.  We paid $1,206,000 in fees to PricewaterhousCoopers for this work.  Ms. Manning, a director and the chair of our Audit Committee, retired from PricewaterhouseCoopers in June 2008 prior to her commencing service on the Board. In addition, during 2008 we retained the law firm of Jones Day to provide legal services.  We paid $1,204,000 in fees to the Jones Day firm for this work.  Ms. Manning’s spouse is a partner of the Jones Day firm and managing partner of one of its U.S. offices.  We believe that all services were provided by PricewaterhouseCoopers and the Jones Day firm at market rates and terms and on an arms-length basis.  Mr. Willy R. Strothotte, a director, is Chairman of the Board of Directors of Glencore and served as its Chief Executive Officer from 1993 through 2001.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our Compensation Committee (“Committee”) is a standing committee of our Board of Directors.  The Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding grants of equity awards under our 1996 Stock Incentive Plan, which we refer to as the 1996 Plan.

The Committee periodically reviews and modifies Century’s compensation and benefit programs, and the principles and philosophies on which these programs are based.  Key matters recently addressed by the Committee include the following:

•
Affirmed the Company’s Compensation philosophy:  After evaluating our business needs, our pay competitiveness, our existing “mid-range” pay philosophy, and the merits of establishing a more focused competitiveness objective, we re-affirmed the appropriateness of our “mid-range” philosophy and the flexibility that it provides the Committee in its oversight of executive pay.

•
Benchmarking of compensation:  In assessing the competitiveness of our executive pay levels, we have refined the process and approach used to establish market pay levels; our focus is on the peer companies described below in the Benchmarking Executive Compensation section, and our assessment is complemented by a review of a compilation of data derived from a broader sample of asset-intensive, comparably-sized industrial companies.

•
Redesigned the annual and long-term incentive plans effective in 2008: To emphasize our operating, financial, and strategic goals, we revised the annual incentive plan by incorporating three operating measures historically used within the long-term incentive plan. At the same time, we revised the long-term incentive plan to focus on strategic goals, free cash flow, and relative total shareholder return.  In each plan, we maintained the flexibility of the prior plans through the retention of Committee discretion in reviewing, making and modifying awards.

Challenging Economic Climate

The events of 2008 presented the Company with special challenges.  While the first half of 2008 represented a strong start to the year, during the second half, the crisis in financial and credit markets led to a pronounced downturn in global economic activity, producing an unprecedented decline in the LME price for aluminum in late 2008.  This rapid and substantial decline had a negative impact on the Company’s performance and stock price.  The Committee believes that this decline in Company performance was primarily the result of global economic forces beyond the control of executive management.  The Compensation Committee viewed favorably management’s actions in 2008, prior to as well as in response to, the extraordinary challenges which included:

•	Securing operating licenses and power supply agreements for the Helguvik smelter;
•	Entering into a joint venture agreement whereby the Company acquired a 40% stake in Baise Haohai Carbon Co., Ltd., an anode manufacturing facility in China;
•	Launching of two public common stock offerings, one of which closed in July 2008, and the other in early 2009;
•	Significant cost reduction actions in response to the declining price of aluminum; and
•	Navigating changing political and financial conditions in Iceland.

    In deliberating pay decisions for the named executive officers, the Committee considered the challenging economic conditions in the U.S. and abroad, the decrease in demand for aluminum, the decline in the Company’s stock price, the reductions in the Company’s workforce in late 2008 and early 2009, management’s response to these challenges, actual performance versus goals, and the Company’s current financial position.  Pay decisions in relation to the named executive officers are summarized below and described in more detail in subsequent sections of this analysis.

•	Named executive officer base salaries were frozen at their 2008 levels;
•	Incentives for periods ending December 2008 were down 57% in total for the named executive officers in comparison to incentives for periods ending December 2007;
	°	Total annual incentives for 2008 were down 34% from 2007 levels;
	°	Awards for the three-year period ending in 2008 were down 75% from 2007 levels.

    In addition, management and the Committee continue to consider the role of stock compensation as a tool to reinforce key strategic, financial, and market-based successes and to retain those needed to lead Century out of the current economic climate, but decisions about any 2009 long-term incentive were yet to be made as of the date of this proxy statement.

Our Philosophy on Executive Compensation

Our compensation programs are designed to enable Century and its subsidiaries to provide competitive compensation packages that attract, retain and motivate talented executives and managers.  The Committee and management believe that our compensation programs must therefore remain flexible to afford the Committee and management discretion in making awards that account for both individual and corporate performance.

Our compensation programs are structured as a balanced portfolio using multiple elements to deliver the total package (base salary, annual cash incentive, long-term performance awards, retirement, and other benefits).  In addition, the Committee retains discretion to make adjustments necessary to balance the overall performance of Century and the individual performance of our executive officers and to pay for performance by aligning management’s and stockholders’ interests in the enhancement of stockholder value.

 Benchmarking Executive Compensation

Our philosophy emphasizes competitive objectives for executive pay. Target total compensation levels are managed around the mid-range of competitive practices, i.e., the Committee generally targets annual base salaries that, together with annual incentive cash compensation, long-term incentive compensation and retirement, provide the named executive officers with total compensation, on average, at or around the mid-range of the compensation ranges for similarly situated officers at the surveyed companies.  We prefer a competitive range to a single point to provide the Committee the discretion needed to discharge its duties, while being mindful of individual differences such as tenure and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired.  Elements of compensation that are benchmarked, separately - and in total - include base salary, annual incentive, long-term incentive, and retirement benefits.

Our compensation programs are thus established to provide Century’s officers total compensation that, in an average year, is positioned around the mid-range of the market.  Our incentive plans are designed to allow the Committee the discretion to reward outstanding performance significantly above the mid-range in the case of outstanding performance; conversely, when performance is below expectations, our plans are designed to deliver compensation that is below the mid-range.  In addition, where management’s performance and Century’s performance differ, in the Committee’s view due to market forces or otherwise, our plans are flexible enough to allow the Committee discretion in the form of compensation delivered.

With respect to the named executive officers, we primarily focus on the practices of a group of comparably-sized, asset-intensive, metals and other industrial companies.  We chose these parameters, and ultimately the companies noted below, to permit pay to be evaluated in a context that considers businesses with similar exposure to economic forces and business cycles.  The composition of this group is reviewed regularly, and at least annually, and the group is refined to ensure its relevance in light of Century’s position, as well as mergers, acquisitions, growth, etc. among the companies.  The table below identifies the companies that have been included in the group in 2007 and 2008.

Company	2007 Status	2008 Status
AK Steel Holdings	NA	Added
Allegheny Technologies	NA	Added
Arch Chemicals	Included	Included
Carpenter Technology Corp	Included	Included
Castle (A.M.) & Co.	Included	Included
Chaparral Steel Co.	Included	Removed, acquired
Cleveland—Cliffs Inc.	Included	Included
Commercial Metals Company	NA	Added
Gibraltar Industries Inc.	Included	Included
Kaiser Aluminum Corp.	Included	Included
Martin Marietta Materials	NA	Added
Metal Management Inc.	Included	Removed, acquired
Nucor Corp.	Included	Removed, size
Quanex Corp.	Included	Removed, re-organized
Reliance Steel & Aluminum Co.	Included	Included
Schnitzer Steel Industries Inc.	Included	Included
Steel Dynamics Inc.	Included	Included
The Timken Company	NA	Added
Titanium Metals Corp.	Included	Included
Vulcan Materials Company	NA	Added
Worthington Industries	NA	Added

 In addition to evaluating the total cash compensation (salary and annual bonus) and total compensation (salary, annual bonus, long-term incentive and retirement benefits) of the peer companies, we compare the pay of our executives, including the named executive officers, to the summary results of a survey-based analysis.  This secondary approach is useful because it provides a broader market assessment (i.e., includes more than 30 companies).  It allows us to benchmark more than five executives, and it allows us to tailor our benchmarking based on the roles and responsibilities of our executive officers.  For our additional evaluations, we use compensation for companies participating in Towers Perrin’s Executive Compensation Data Bank, a proprietary survey, within the materials and industrials sectors.  Company size generally is accounted for by regression or by limiting the size of the companies considered to under $5 billion in revenue.  We evaluate the peer data and the survey data independently and as a composite (average of the two), but there is no algorithm that dictates pay at a precise level in comparison to these various data points.

Overview of Compensation Elements

The list below summarizes the general elements and characteristics of our executive compensation programs.  Detailed narratives of these compensation elements are provided in a later section.

•	Salary: Base salary is determined by our philosophy, the position (skills, duties, responsibilities, etc.), market pay levels and trends, individual performance, and prior salary.
•
Annual incentive: Variable compensation is normally payable in cash following the fiscal year the pay is earned; historically, this component was based on a subjective evaluation of Company and individual performance.  Achievement of pre-set key operating goals became an important component of the annual incentive in 2008.  In addition a portion of the incentive is dependent on a subjective review of individual performance and contributions to our overall strategic successes.

•
Long-term incentives: Variable compensation based on sustained performance success; historically based on the Committee’s assessment of operating performance and strategic achievements and settled in shares of stock.  Effective for 2008, the long-term incentive includes a cash and a stock component.  For the 2008-2010 period, strategic, financial, and relative total shareholder return measures determine the cash portion of the long-term incentive.  In addition, time-vested performance share units are awarded to balance the long-term incentive portfolio, contribute to our retention objectives and recognize the important aspect of aligning compensation and shareholder returns.

•
Retirement: Tax qualified defined benefit and defined contribution plans apply to salaried employees of our U.S. companies who meet eligibility requirements. In addition, our nonqualified defined benefit plan provides a select group of participants with benefits above the level permitted under a qualified plan.

Our Process for Executive Compensation

We review market pay levels, with the help of consultants, on a regular basis. We evaluate Company performance against our plans and budgets, pay levels at comparable companies and in the context of the broader economy. The Committee retains final discretion in determining annual incentive awards and the vesting of performance share units. In general the Committee will make its final determination of both annual incentive awards and awards earned based on long-term performance in the first quarter following the end of the performance period.

The Committee has adopted a charter which is posted on the Company’s website. The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner.  Each meeting has a primary purpose, e.g., reviewing market benchmarking, finalizing incentive awards, approving salary adjustments and new incentive plan terms, reviewing market trends or completing a self-assessment. Other matters may be added to the agenda. As a general practice, the Committee makes significant decisions over multiple meetings:  discussing conceptual matters, reviewing preliminary recommendations, and reviewing final recommendations before acting.

Role of the Chief Executive Officer

As part of its review and determination of Century’s compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our CEO.  The Committee’s charter formalizes the working relationship with our CEO and includes the following actions to be taken by the CEO:

•	working with the Committee in its decisions regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;
•	consulting on the corporate and individual goals and objectives relevant to the compensation of the CEO;
•	reviewing and determining the respective corporate and individual goals and objectives for the other named executive officers relevant to their compensation;
•	providing the Committee an evaluation of the performance of the other named executive officers in light of their respective corporate and individual goals and objectives; and
•	recommending to the Committee the compensation levels of the other named executive officers.

The Committee considers the recommendations of our CEO, together with the review by our compensation consultant in making independent determinations regarding executive compensation.

Our CEO attends all Committee meetings, other than those portions that are held in executive session and he is not present during deliberations or when voting on matters involving his compensation.  As appropriate, the Committee follows an executive session by reconvening with our CEO present.

Role of Compensation Committee Consultants

        The Company uses the services of a compensation consultant.  The Company first engaged Towers Perrin in 2007 to evaluate the Company’s executive compensation programs: philosophy, objectives, plan designs, and market pay levels.  The analysis by Towers Perrin culminated in recommendations that generally became effective in 2008 addressing our pay philosophy, and our annual and long-term incentive plan designs.  Towers Perrin continued to be Century’s consultant in 2008, including participation at several Committee meetings throughout the year. Towers Perrin also conducted compensation consulting projects for management in 2008, with the Committee’s prior and ongoing approval; the Committee is apprised of any and all projects for which management engages Towers Perrin and monitors their status at each meeting as part of its effort to ensure that it receives objective advice from the Company’s consultant.

Compensation Program Details

Base Salary

The Committee typically reviews the salaries of our named executive officers annually (in the fourth quarter or early the following year).  In addition, the Committee may review the salaries of our named executive officers in connection with a promotion or other change in responsibility.  The Committee generally targets annual base salaries that, together with annual incentive cash compensation, long-term incentive compensation and retirement, provide the named executive officers with total compensation that is, on average, at or around the mid-range of the market.  Actual salary levels for each individual vary based upon an assessment of individual performance, experience, level of responsibility, potential contribution to our future growth and profitability, and our financial performance.  The Committee has not found it practicable to assign relative weights to specific factors in determining base salary adjustments, and the specific factors used may vary among individual executives.

At the Committee’s meeting in December 2007, the Committee, based on its review of competitive pay practices, the recommendation of the CEO with respect to the other executive officers, and in its own judgment, approved salary increases of 4.8% in the aggregate for the named executive officers. The Committee authorized base salary increases, effective January 1, 2008, of 4.9% in the case of Mr. Kruger, 4.9% for Mr. Hale, 4.2% for Mr. Bless, 4.9% for Mr. Nielsen, and 5.2% for Mr. Casello.

In late 2008, management recommended and the Committee subsequently agreed to freeze officers’ salaries for 2009 at their 2008 levels, other than in the case of promotion-based adjustments.  No named executive officer received an adjustment in his base salary from his 2008 level.

Annual Cash Incentive Awards

  Under our annual incentive plan, executives (including the named executive officers) are eligible to receive an award, which is normally paid in cash.

  Effective in 2008, the annual incentive plan was redesigned to:  (a) emphasize operating results, (b) add a level of objective measurability into the evaluation and determination of awards, and (c) allow the long-term incentive plan to emphasize strategic goals rather than short-term operational performance.  The new design retains a significant element of discretionary evaluation by the Committee but incorporates several operating measures, as described below.

•	Operating results determine 30% to 60% (varying by an officer’s position and duties) of the award at target:
°
Operating income:  this operating measure has long been important, having been a factor in our long-term incentive plan; in 2008 we believe we improved our focus on this measure by shortening the performance period;

°
Conversion cost:  measures our cost to convert alumina into aluminum; this useful measure of operating efficiency has been used in our long-term incentive plan; in 2008 we believe we improved our focus on this measure by shortening the performance period;

	°	Safety: in 2008 we shifted the emphasis on this important measure from the long-term plan to the annual plan.
•	Subjective evaluation of two elements determines the remainder of the incentive:
	°	Strategic: recognize achievement of strategic milestones;
	°	Discretionary/Individual: recognize individual contributions to operating, financial, and strategic success.

The Committee generally assigns different weights to these elements for each named executive officer.  For instance, the evaluation of the Chief Executive Officer is generally weighted more heavily toward strategic achievement while the evaluation of the Chief Operating Officer is generally weighted toward operational results.  In this way, the Committee can focus its evaluation in areas where each executive has greater responsibility and opportunity to influence results.

In March 2009, the Committee and the CEO discussed his annual incentive award and his recommendations for Century’s other officers.  The recommendations considered the level of prior cash incentive awards, expected market compensation for 2008, operating results (operating income, conversion cost, and safety), strategic results (access to bauxite, progress at Helguvik, long-term access to anodes, terms of power supplies, and business development), and individual performance.  After its discussion with the CEO, in executive session the Committee discussed Century’s performance, the potential cash incentive award for the CEO, and the CEO’s recommendations for the other officers.

The Committee approved incentive awards for 2008 performance to the named executive officers that totaled 34% below the awards earned in 2007 (as shown in the table below).  The amounts earned are shown in the bonus column of the Summary Compensation Table.

Name	Annual Incentive Award Earned: Change from 2007 to 2008 Award
Mr. Kruger	-43%
Mr. Hale	-21%
Mr. Bless	-22%
Mr. Nielsen	-27%
Mr. Casello	-43%

 Long-term Incentive Compensation

Overview

The Committee has oversight responsibility for administering and awarding grants of equity awards under the 1996 Plan.  The following award types have been used to address different purposes:

•	Performance share awards were the primary form of long-term incentive for named executive officers through 2007.
•	Beginning in 2008 our long-term incentive compensation includes performance units (generally payable in cash) and time-vested performance share units (generally payable in shares).
•	Special awards, such as stock options and time-vested performance shares, have been awarded by the Committee on a selective basis generally in the case of hiring and promotion.

Performance Shares (through 2007)

Historically, operating and strategic goals were established for overlapping sequential three-year periods.  The Committee, based on its review of performance against those goals then determines the degree to which the shares awarded for the performance period vest (which can range from 0% to 150%).  Because our financial performance is highly dependent on the price of aluminum, the Committee retains discretion to adjust the operational/financial goals to reflect changes in the London Metals Exchange and Midwest transactions prices of aluminum and other conditions affecting performance during a performance program period, and regularly does so.

At the end of a three-year performance period, our CEO reports on Century’s performance against goals set at the beginning of the three year period and makes a recommendation to the Committee regarding the percentage at which goals were achieved and the percentage of the shares awarded during that period that should vest.  The Committee reviews management’s recommendation and performs an independent analysis.  The Committee then determines the appropriate vesting percentage for the three-year plan period based on its assessment of Century’s achievement of the stated strategic, operational and financial targets.

On March 23, 2009, the Committee evaluated Century’s performance relative to the criteria set for the 2006-2008 period, as noted below:

•	Strategic goals, which accounted for 50% of the award opportunity:
	°	Growth;
	°	Secure competitive contracts for Company’s operations;
	°	Decrease leverage and improve liquidity;
	°	Build and maintain management team.
•	Operating/financial goals, which accounted for 50% of the award opportunity:
	°	Safety;
	°	Free cash flow;
	°	Operating income;
	°	Conversion costs.

The guidelines by which the Committee administers the plan provide that from 0% to 150% of the share units conditionally awarded may ultimately vest based on the Committee’s assessment of Century’s performance, although the Committee retains the discretion to adjust these awards.  Based on its review of performance and of competitive compensation, and reflecting its ongoing use of discretion under these guidelines, the Committee determined that during the 2006-2008 period the Company had performed such that the named executive officers should receive awards which total, 75% less than the value the named executive officers earned under the three-year period that ended in 2007.  The amounts are included in the Option Exercise and Stock Vested Table.

Name	Long-Term Incentive Award Earned: Change from Period Ending 2007 to Period Ending 2008 Award
Mr. Kruger	-80%
Mr. Hale	-65%
Mr. Bless	-72%
Mr. Nielsen	-72%
Mr. Casello	-72%

Performance Units & Time-vested Performance Share Units (beginning in 2008)

We changed the long-term incentive program, effective in January 2008.  Rather than relying on a single type of award as the primary incentive, we granted two types of awards. Half of each officer’s annual long-term incentive opportunity was allocated to performance units and the remainder to time-vested performance share units.  In addition, the Committee may still make special awards as described elsewhere.

•
Performance units are generally cash-settled awards based on the achievement of strategic objectives, free cash flow goals, and Century’s total shareholder return in relation to its peer group over a three-year period.  Moving three operating measures from the old performance share plan into the annual incentive plan allows the Committee to emphasize current operating focus on those operating measures and permits the long-term program to focus on longer-term strategic objectives. Moreover, the cash settlement provision is expected to help executives retain the shares earned under the program described below; however, the Committee retains the discretion to settle these awards in stock.

•	Time-vested performance share units are stock-settled awards that vest, in their entirety, after three years. This program is intended to help retain our executives and promote stock ownership.

 The sizes of previous equity-based grants and current equity holdings do not affect future grants and are not considered by the Committee when making long-term incentive award decisions.  The Committee does, however, consider the combination of the major compensation and benefit offerings; for example, the long-term incentive award for our Chief Executive Officer is determined, in part, after accounting for the competitiveness of his Enhanced SERP benefit (which is described below).

Stock Options

Option grants are made on a case-by-case basis to executive officers in connection with hiring awards and to recognize promotions.  It has been the Committee’s practice to approve all option grants at Committee meetings.  For initial option grants to our executives made in connection with their employment by Century, the Committee approves the options at the time it approves the executive’s overall compensation arrangement and the terms of his or her employment agreement, if any.  All awards of stock options on shares of Century common stock granted in 2008 were granted under the 1996 Plan with an exercise price equal to the average of the high and low sales price for shares of our common stock on the date of grant.

 Retirement Plans

The Century Aluminum 401(k) Plan is a tax-qualified retirement savings plan pursuant to which our U.S. based salaried employees, including our named executive officers, are able to contribute a percentage, up to the limits prescribed by the Internal Revenue Service, of their annual compensation on a pre-tax basis.  In 2008, we match 100% of the first 3% of pay that is contributed to the savings plan and 50% of the next 2% of pay contributed, and all matching contributions are fully vested on contribution.  Effective January 1, 2009, Century indefinitely suspended the company match due to market conditions.

We also maintain a non-contributory defined benefit pension plan for our U.S. based salaried employees who meet certain eligibility requirements, which we refer to as our Qualified Plan.  We have also adopted a Supplemental Retirement Income Benefit Plan, or “SERP.”  The SERP provides selected senior executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no limitations under Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”).  Final average monthly compensation for purposes of calculating the supplemental benefit will be based on the greater of (a) projected final annual compensation, assuming specified annual increases until retirement age, or (b) the average of the highest three years’ annual compensation over the last 10 years of employment.  The SERP is an unfunded Century obligation.  Each named executive officer was eligible to participate in these benefits in 2008.

On selective occasions we have also provided enhanced retirement benefits, in the form of an “Enhanced SERP”, which is designed to enhance the total retirement income level, when, due to the executive’s age and potential years of service at normal retirement age, benefits under the Qualified Plan and the SERP are projected to be less than a specified percentage of the executive’s estimated final average annual compensation.  In developing the hiring package that induced Mr. Kruger to join Century, we agreed to include him in the Enhanced SERP.  He is the only named executive officer currently participating in the Enhanced SERP.  If Mr. Kruger remains employed by Century for a period of 10 years he will be fully vested in his Enhanced SERP benefit.  When fully vested, Mr. Kruger’s Enhanced SERP benefit will be approximately 50% of his final average annual compensation.

We have designed these retirement benefits to be competitive with industry standards to attract and retain talented executive and management level personnel.  Benefits triggered by retirement are valued and described below under the caption “Executive Compensation-Pension Benefits Table” and “Executive Compensation-Potential Payments upon Termination or Change of Control.”

Policies & Other Technical Considerations

Stock ownership guidelines

We adopted stock ownership guidelines for our executives and nonemployee directors effective March 26, 2008.  We adopted them to further underscore our belief that management’s interests should be aligned with those of the stockholders.  Moreover, the long-term incentive design changes, as described earlier, added emphasis to the importance of retaining stock awards.

The guidelines for Century’s officers and directors are summarized in the table below. The guidelines are based on a fixed number of shares, which was finalized after giving consideration to the value of the fixed share guidelines as a percent of pay (salary for executives and cash retainer for nonemployee directors). The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

Category	Share Guideline
Chief Executive Officer	50,000
Executive Vice Presidents	16,000
Senior Vice Presidents	6,000
Vice Presidents	2,000
Nonemployee, independent directors	3,000

Nonemployee, non-independent directors are not subject to these guidelines, although they are urged to follow them.

Officers and nonemployee directors have five years from the later of the date of hire or the effective date of the guidelines to meet these ownership guidelines.  Officers who are subsequently promoted to a higher category of participant level will have five years from the date of promotion to achieve their increased share guideline.

Clawback

Effective March 26, 2008, we adopted an Incentive Compensation Recoupment Policy.  Under this policy, our Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee after January 1, 2008, cause the cancellation of restricted or deferred stock awards and outstanding stock options, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that:  (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) our Board or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

Timing of Equity Awards

Generally, the Committee makes incentive pay decisions at regularly scheduled Committee and board meetings. The Committee may also make compensation determinations at other times during the year for newly-hired executives or in connection with the promotion of existing employees.  The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.

Income Tax Consequences

Section 162(m) of the Code generally disallows a tax deduction by Century for annual compensation in excess of $1 million paid to certain executive officers; however, compensation above $1 million is deductible if such compensation is “performance based” and meets other criteria as specified under Section 162(m) of the Code.

The Committee agrees with the premise of pay for performance, and it has considered the impact of Section 162(m) on the design of our compensation programs. But the nature of our business, not the least of which is the impact of metal prices on our results, limits the ability to pre-determine meaningful goals without subsequent discretionary adjustments. The Committee believes that such discretion is necessary and would not be available as a compensation management tool if incentive payments were to be “performance based” as defined and required under Section 162(m).  Accordingly, it is not the Committee’s goal for all compensation to be deductible by us under Section 162(m).

The Committee will continue to consider and weigh the potential loss of expense deductions against its need for discretion in designing programs for the named executive officers.  The Committee does not expect the loss of any such deductions to have a significant impact on Century.

Employment Agreements

Historically it has been our practice to enter into employment agreements with officers at the executive vice president level and above.  The terms of these agreements, including base salary, initial equity grants, minimum guaranteed bonuses, participation in Century benefit plans and other benefits, are approved by the Compensation Committee.  The amounts and types of such compensation are negotiated terms with each officer.  When reviewing and negotiating these terms, the Committee is provided with market data by its compensation consultants and considers practices of peer companies and, if applicable, compensation earned and/or forfeited by the officer at a previous employer.

We have employment agreements with Messrs. Kruger, Hale, Bless and Nielsen. Effective December 2008, the employment agreements with the named executive officers were amended in connection with compliance with Section 409A of the Code.  The material provision of the employment agreements are described below under the caption “Executive Compensation - Employment Agreements."

Post-Termination Compensation and Benefits

Other Post-Termination Benefits

Selected senior executive officers may also receive benefits triggered by death, disability or termination without cause.  Century has designed these benefits to be competitive with industry standards to attract and retain talented executive and management level personnel.  Benefits triggered by death, disability and termination without cause are valued and described below under the caption “Executive Compensation-Potential Payments upon Termination or Change of Control.”

It is Century’s policy that accelerated benefits for executive officers should not be triggered in circumstances where the executive is terminated for cause or resigns voluntarily.

Change in Control

Our policy is to provide change in control protection to our named executive officers based on competitive practice in the industry.  Change in control provisions are contained in various named executive officer employment agreements, long-term compensation agreements, retirement plans and severance protection agreements.  We believe change in control protection is particularly appropriate for executives who are unlikely to be retained in comparable positions by the acquiring entity upon a change in control.  In addition, change in control protections are designed to maximize stockholder value by creating incentives for named executive officers to explore strategic transactions and work to bring such transactions to fruition if appropriate.   Our 1996 Plan and Severance Protection Agreements and employment agreements are each intended to provide for certain employee protections in the event of a change in control.  These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the significant level of acquisition activity in the primary aluminum and minerals sectors.

Under our 1996 Plan, in the event of a change in control, any options and performance shares outstanding upon the date of such change in control will have their vesting accelerated as of the date of such change in control which is referred to as a “single trigger” provision.  These provisions are also generally included in our employment agreements with certain named executive officers.  We believe these change of control arrangements, the value of which are influenced significantly by the value obtained in a change of control transaction, effectively create incentives for our executive officers to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to participate in future equity awards which comprise a significant component of each executive’s compensation.  As the value of these awards will be significantly influenced by the change in control and these awards will likely lose much of their purpose with respect to the combined entity, we believe it is more appropriate for these awards to accelerate immediately upon a change in control.

Our Severance Protection Agreements are “double trigger,” meaning that payment of severance benefits is not awarded upon a change in control unless the executive’s employment is terminated involuntarily (other than for cause) within 36 months following the transaction.  We believe this structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction.  We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.

Benefits triggered by a change in control are valued and described below under the caption “Executive Compensation - Potential Payments upon Termination or Change of Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with Century management and based on such review and discussions, the Compensation Committee recommended to Century’s Board of Directors that the Compensation Discussion and Analysis be included in Century’s 2008 Annual Report on Form 10-K and this proxy statement.

Respectfully Submitted,

Peter C. Jones (Chair)	John P. O’Brien	John C. Fontaine	Jack E. Thompson

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers for services rendered to us in all capacities in 2008.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(a)		Option Awards ($)(a)		Non-Equity Incentive Plan Compensation ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation ($)		All Other Compensation ($)(c)	Total ($)
Logan W. Kruger President and Chief Executive Officer	2008	855,000		637,000	1,842,997		389,542	(d (d)	92,625	1,511,827	(e (e)	14,435	5,343,426
	2007	815,000		1,115,000	1,105,627		493,402		—	2,514,868		178,630	6,222.527
	2006	750,000		562,500	783,332		428,479		—	3,755,628		65,035	6,344,974

Michael A. Bless Executive Vice President and Chief Financial Officer	2008	422,000		270,000	869,203	( (g)	—		26,375	27,513		915	1,616,006
	2007	405,000		345,000	421,283		186,163		—	13,427		915	1,371,788
	2006	352,397	(f)(f)	262,500	278,012		378,100		—	68,615		425,698	1,765,322

Wayne R. Hale Executive Vice President and Chief Operating Officer	2008	472,000		278,000	963,191	(h (h)	443,443	(i) (i)	43,267	58,978		14,332	2,273,211
	2007	375,000	(f)(f)	650,000	502,979		886,912		—	339,823		107,056	2,861,770

Robert R. Nielsen Executive Vice President, General Counsel and Secretary	2008	388,000		230,000	834,743	(j (j)	93,695	(k (k)	24,250	54,171		20,255	1,645,114
	2007	370,000		315,000	433,228		250,531		—	23,216		20,055	1,412,030
	2006	233,333	(f)(f)	164,500	251,188		449,549		—	177,084		720	1,276,374

Giulio Casello Senior Vice President of Business Development	2008	305,000		151,000	421,491		—		16,521	49,707		13,310	957,029
	2007	275,000		265,000	139,435		—		—	9,487		43,109	732,031

(a)
These amounts represent the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan and thus includes amounts from awards granted in and prior to 2008.  Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K.

(b)
These amounts represent the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, for performance unit awards granted pursuant to our Long-term Incentive Plan for the 2008-2010 Plan period.

(c)
All other compensation includes:  (i) matching contributions under our 401(k) Plan for each of the named executive officers (except for Mr. Bless who did not participate in the plan) and (ii) Company-paid life insurance premiums in 2008.

(d)
Represents the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan for 100,000 options to purchase our common stock awarded to Mr. Kruger on December 14, 2005, based on the Black-Scholes fair value calculation of the award on the grant date. Mr. Kruger's options vested one-third each on December 14, 2006, December 14, 2007, and December 14, 2008.

(e)
The value reflects the aggregate change in the actuarial present value of Mr. Kruger's accumulated benefit under the Enhanced SERP.  Mr. Kruger is the only named executive officer currently participating in the Enhanced SERP.  If Mr. Kruger remains employed by Century until December 13, 2015, he will be fully vested in the Enhanced SERP benefit.

(f)
The amounts reflected are prorated for the portion of the year the executive was employed by us.  Messrs. Hale, Bless and Nielsen commenced their employment on March 1, 2007, January 23, 2006 and May 1, 2006, respectively.

(g)
The value shown includes $196,399 recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan for 20,000 service-based performance shares awarded to Mr. Bless on January 23, 2006, based on the Black-Scholes fair value calculation of the award on the grant date. Mr. Bless’s service-based performance shares vested one-third each on January 22, 2007, January 22, 2008, and January 22, 2009.  Although we did not pay dividends on our common stock during the vesting period, to the extent we pay dividends on our common stock, dividend equivalents will accrue on the service-based performance shares from the date of grant and will become payable upon vesting.

(h)
The value shown includes $376,151 recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan for 25,000 service-based performance shares awarded to Mr. Hale on March 1, 2007, based on the Black-Scholes fair value calculation of the award on the grant date. Mr. Hale’s service-based performance shares vested one-third each on March 1, 2008 and March 1, 2009 and the balance vests on March 1, 2010.  To the extent we pay dividends on our common stock, dividend equivalents will accrue on the service-based performance shares from the date of grant and will become payable upon vesting.

(i)
Represents the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan for 50,000 options to purchase our common stock awarded to Mr. Hale on March 1, 2007, based on the Black-Scholes fair value calculation of the award on the grant date. Mr. Hale’s options vested one-third each on March 1, 2007, March 1, 2008, and March 1, 2009.

(j)
The value shown includes $238,050 recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan for 15,000 service-based performance shares awarded to Mr. Nielsen on May 1, 2006, based on the Black-Scholes fair value calculation of the award on the grant date. Mr. Nielsen’s service-based performance shares vested one-third each on May 1, 2007, May 1, 2008, and May 1, 2009. Although we did not pay dividends on our common stock during the vesting period, to the extent we pay dividends on our common stock, dividend equivalents will accrue on the service-based performance shares from the date of grant and will become payable upon vesting.

(k)
Represents the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) for awards pursuant to the 1996 Plan for 20,000 options to purchase our common stock awarded to Mr. Nielsen on May 1, 2006, based on the Black-Scholes fair value calculation of the award on the grant date. Mr. Nielsen’s options vested one-third each on May 1, 2006, May 1, 2007, and April 30, 2008.

Grants of Plan Based Awards

The following table sets forth information regarding the estimated future payouts under our 1996 Plan to our named executive officers.

2008 Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Award($)(c)
Name	Grant Date	Threshold ($)	Target($)(a)	Maximum($)	Threshold (#)	Target(#)(b)	Maximum(#)
Logan W. Kruger	April 7, 2008	277,875	555,750	1,111,500	—	9,410	—	661,429
Michael A. Bless	April 7, 2008	79,125	158,250	316,500	—	2,680	—	188,377
Wayne R. Hale	April 7, 2008	129,800	259,600	519,200	—	4,400	—	309,276
Robert R. Nielsen	April 7, 2008	72,750	145,500	291,000	—	2,460	—	172,913
Giulio Casello	April 7, 2008	49,563	99,125	198,250	—	1,680	—	118,087

(a)
Represents the value of the target award of Performance Units, valued at $1 per unit under the 2008-2010 Long-term Incentive Plan.  Units will be awarded in 2011 after consideration by the Compensation Committee.

(b)
Represents the number of time-vested performance share units granted to the named executive officer under the 2008-2010 Long-term Incentive Plan.  These performance share units will vest December 31, 2010.

(c)	Represents the grant date fair value of equity awards determined in accordance with FAS 123(R).

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have employment agreements with Mr. Logan W. Kruger, our President and CEO; Mr. Wayne R. Hale, our EVP and COO; Mr. Michael A. Bless, our EVP and CFO and Mr. Robert R. Nielsen, our EVP, General Counsel and Secretary.  These agreements provide for automatic extensions on each January 1 for an additional one-year period unless timely notice of termination is delivered by a party pursuant to the terms of the employment agreement.   Effective January 1, 2009, each of these agreements was so extended to December 31, 2011.  These agreements provide that Messrs. Kruger’s, Hale’s, Bless’s and Nielsen’s base salaries shall not be reduced below the executives’ prior year’s base salary and that such salaries shall be subject to increase from time to time at the discretion of the Compensation Committee.  These agreements also provide that these executive officers are eligible to receive an annual performance-based cash bonus under our incentive compensation plan, subject to the discretion of the Compensation Committee and they are also eligible for stock option grants and performance share awards under the 1996 Plan and participation in the SERP.

Our employment agreements with Messrs. Kruger, Hale, Bless and Nielsen each provide that upon termination of employment for any reason other than voluntary resignation without cause, death or “for cause”, the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three years) for the remainder of the term of the agreement (with a minimum of one year’s salary plus bonus).  If the executive is terminated as a result of the executive’s disability, the payments due to the executive will be reduced by any payments he receives under our disability plans.  Also, any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below under “Executive Compensation-Potential Payments upon Termination or Change of Control.”   Effective December 2008, the employment agreements with each of these executive officers was amended to conform the employment agreements with Section 409A of the Code.  The amended agreements now require that amounts payable to each officer by reason of his termination of employment that are determined to constitute payments of “non-qualified deferred compensation” as that term is used for purposes of 409A, shall be payable, together with interest thereon, on the first business day following the six-month anniversary of his termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards for our named executive officers as of December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(g)
Logan W. Kruger	70,000			23.98	Dec. 14, 2015
									9,410	(a)	94,100
									15,152	(b)	151,520

Michael A. Bless	30,000			29.92	Jan. 23, 2016	6,667	(d)	66,670
									2,680	(a)	26,800
									6,737	(b)	67,370

Wayne R. Hale	33,333	16,667(c)		45.14	March 1, 2017	16,667	(e)	166,670
									4,400	(a)	44,000
									7,485	(b)	74,850

Robert R. Nielsen	8,335			47.61	May 1, 2016	5,000	(f)	50,000
									2,460	(a)	24,600
									6,155	(b)	61,550

Giulio Casello	15,000			24.55	Sept. 12, 2015
									1,680	(a)	16,800
									4,256	(b)	42,560

(a)	Represents the number of time-vested performance share units granted under the 2008-2010 Long-term Incentive Plan and vest on December 31, 2010.
(b)	Represents the number of performance share units awarded to the named executive officer for the 2007-2009 performance period which will be considered by our Compensation Committee in 2010.
(c)	These options vested on March 1, 2009.
(d)	These service-based performance shares vested on January 22, 2009.
(e)	One half of these service-based performance shares vested on March 1, 2009. The remaining shares will vest March 1, 2010.
(f)	These service-based performance shares will vest on May 1, 2009.
(g)	Based on the closing market price for shares of our common stock of $10.00 on December 31, 2008, the last trading day for the fiscal year.

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises and vesting of performance shares for our named executive officers as of December 31, 2008.

2008 Option Exercise and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a)	Value Realized on Vesting($)(b)
Logan W. Kruger		—	162,611	802,452
Michael A. Bless		—	75,250	240,636
Wayne R. Hale		—	63,643	310,315
Robert R. Nielsen	16,665	342,211	65,177	245,578
Giulio Casello	6,000	234,139	42,920	84,552

(a)	Includes shares received pursuant to the long-term incentive program for the 2006 - 2008 performance program period by each named executive officer in March 2009.
(b)	Computed by multiplying the number of shares vested by the market value of the shares on the date of vesting.

Post Employment Compensation

Pension Benefits

As discussed above under the heading “Retirement Plans,” we maintain both the Qualified Plan and the SERP as retirement plans for our U.S. based salaried employees. The Qualified Plan provides lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $22.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under predecessor plans which we acquired. We determine final average monthly compensation under the qualified plans as the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants’ pension rights vest after a five-year period of service, or earlier if the participant has reached the age of 62. An early retirement benefit (actuarially reduced beginning at age 55) and a disability benefit are also available. The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Code.

The SERP provides selected senior executives with supplemental benefits in addition to those benefits they are entitled to receive under the Qualified Plan. More information about the SERP can be found under the heading “Retirement Plans.”

The following table sets forth the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Qualified Plan and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements.

2008 Pension Benefits Table

Name	Plan	Number of Years Credited	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Logan W. Kruger	Non-contributory Defined Pension Plan	3.08	288,162	—
	Supplemental Retirement Income Benefit Plan (SERP)		9,940,632	—

Michael A. Bless	Non-contributory Defined Pension Plan	2.92	99,515	—
	Supplemental Retirement Income Benefit Plan (SERP)		10,040	—

Wayne R. Hale	Non-contributory Defined Pension Plan	1.83	398,801	—
	Supplemental Retirement Income Benefit Plan (SERP)		—	—

Robert R. Nielsen	Non-contributory Defined Pension Plan	2.67	245,498	—
	Supplemental Retirement Income Benefit Plan (SERP)		8,972	—

Giulio Casello	Non-contributory Defined Pension Plan	3.33	65,087	—
	Supplemental Retirement Income Benefit Plan (SERP)		17,217	—

Potential Payments upon Termination or Change of Control

The following table sets forth the amount of compensation payable to each of our named executive officers upon termination of such executive’s employment. The amount of compensation payable to each named executive officer following: termination following a change of control, involuntary termination for cause, involuntary termination not-for-cause, death, disability, retirement and voluntary resignation is shown. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives on their termination. The actual amount to be paid can only be determined at the time of such executive’s termination.

2008 Potential Payments upon Termination or Change of Control Tables

	Type of Termination
Name	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control
Logan W. Kruger
Salary	$ —		$ 2,565,000		$ —		$ —		$ 1,710,000		$ —		$ 2,565,000
Bonus (c)	—		3,345,000		—		—		2,230,000		—		3,345,000
Qualified Retirement Benefits	—		—		—		—		—		—		—
SERP	614,409	(a)	614,409	(a)	614,409	(a)	614,409	(a)	614,409	(a)	307,204	(b)	1,134,948	(f)
SERP with Enhancement	—		5,526,715	(a)(k)					2,498,050	(a)	1,294,025	(b)	5,981,386	(f)
Performance Shares	—		—		—		—		94,100	(d)	94,100	(d)	245,620	(g)
Service Based Performance Shares	—		—		—		—		—		—		—
Performance Units	—		—		—		—		—	(e)	—	(e)	556,000	(j)
Excise Tax Gross Up	—		—		—		—		—		—		6,940,000
Insurance Continuation	—		—		—		—		—		—		52,000
Total	$ 614,409		$ 12,051,124		$ 614,409		$ 614,409		$7,146,559		$ 1,650,329		$ 20,819,954

Michael A. Bless
Salary	$ —		$ 1,266,000		$ —		$ —		$ 844,000		$ —		$ 1,266,000
Bonus (c)	—		1,035,000		—		—		690,000		—		1,035,000
Qualified Retirement Benefits	—		—		—		—		—		—		—
SERP	109,555	(a)	109,555	(a)	109,555	(a)	109,555	(a)	109,555	(a)	54,777	(b)	168,514	(f)
SERP with Enhancement	—		—		—		—		—		—		—
Performance Shares	—		—		—		—		26,800	(d)	26,800	(d)	94,170	(g)
Service Based Performance Shares	—		—		—		—		66,670	(h)	66,670	(h)	66,670	(h)
Performance Units	—		—		—		—		—	(e)	—	(e)	158,500	(j)
Excise Tax Gross Up	—		—		—		—		—		—		1,235,000
Insurance Continuation	—		—		—		—		—		—		52,000
Total	$ 109,555		$ 2,410,555		$ 109,555		$ 109,555		$1,737,025		$ 148,247		$ 4,075,854

Wayne R. Hale
Salary	$ —		$ 1,416,000		$ —		$ —		$ 944,000		$ —		$ 1,416,000
Bonus (c)	—		1,050,000		—		—		700,000		—		1,050,000
Qualified Retirement Benefits	—		—		—		—		—		—		—
SERP	163,880	(a)	163,880	(a)	163,880	(a)	163,880	(a)	163,880	(a)	81,940	(b)	271,543	(f)
SERP with Enhancement	—		—		—		—		—		—		—
Performance Shares	—		—		—		—		44,000	(d)	44,000	(d)	118,850	(g)
Service Based Performance Shares	—		—		—		—		166,670	(h)	166,670	(h)	166,670	(h)
Performance Units	—		—		—		—		—	(e)	—	(e)	259,500	(j)
Excise Tax Gross Up	—		—		—		—		—		—		1,410,000
Insurance Continuation	—		—		—		—		—		—		52,000
Total	$ 163,880		$ 2,629,880		$ 163,880		$ 163,880		$2,018,550		$ 292,610		$ 4,744,563

Robert R. Nielsen
Salary	$ —		$ 1,164,000		$ —		$ —		$ 776,000		$ —		$ 1,164,000
Bonus (c)	—		945,000		—		—		630,000		—		945,000
Qualified Retirement Benefits	245,498	(i)	245,498	(i)	245,498	(i)	245,498	(i)	245,498	(i)	122,749	(b)
SERP	8,972		8,972		8,972		8,972		8,972		4,486		434,292	(f)
SERP with Enhancement	—		—		—		—		—		—		—
Performance Shares	—		—		—		—		24,600	(d)	24,600	(d)	86,150	(g)
Service Based Performance Shares	—		—		—		—		50,000	(h)	50,000	(h)	50,000	(h)
Performance Units	—		—		—		—		—	(e)	—	(e)	145,500	(j)
Excise Tax Gross Up	—		—		—		—		—		—		1,310,000
Insurance Continuation	—		—		—		—		—		—		36,100
Total	$ 254,470		$ 2,363,470		$ 254,470		$ 254,470		$1,735,070		$ 201,835		$ 4,171,042

Giulio Casello
Salary	$ —		$ —		$ —		$ —		$ —		$ —		$ 610,000
Bonus (c)	—		—		—		—		—		—		530,000
Qualified Retirement Benefits	—		—		—		—		—		—		—
SERP	82,304	(a)	82,304	(a)	82,304	(a)	82,304	(a)	82,304	(a)	41,152	(b)	112,777	(f)
SERP with Enhancement	—		—		—		—
Performance Shares	—		—		—		—		16,800	(d)	16,800	(d)	59,360	(g)
Service Based Performance Shares	—		—		—		—		—		—		—
Performance Units	—		—		—		—		—	(e)	—	(e)	99,000	(j)
Excise Tax Gross Up	—		—		—		—		—		—		575,000
Insurance Continuation	—		—		—		—		—		—		36,100
Total	$ 82,304		$ 82,304		$ 82,304		$ 82,304		$ 99,104		$ 57,952		$ 2,022,237

(a)
Amount shown will not be paid to named executive as a lump sum.  Rather, the amount represents the actuarial calculated present value of benefits that will be received upon obtaining normal retirement age (62).

(b)
Amount shown will not be paid to named executive as a lump sum.  Rather, amount represents the actuarial calculated present value of benefits that will be paid to a surviving spouse as an annuity upon the death of the named executive.

(c)	Based on the highest bonus of the most recent preceding 5 years.
(d)
Named executive officer will continue to participate in our long-term incentive plan and outstanding performance share units granted for the 2007-2009 performance period will be awarded after consideration by the Compensation Committee in 2010.  Amount shown represents the value of the 2008-2010 time-based performance share units which will vest immediately upon disability or death.  Value is based on our December 31, 2008 closing stock price.

(e)
Named executive officer will continue to participate in our long-term incentive plan for the 2008-2010 Plan Period.  Final performance unit award determination will be made by the Compensation Committee in 2011.  Performance units are valued at $1 per unit.

(f)
Amount represents the lump sum payment of the actuarial equivalent of the difference between the retirement benefit the named executive is actually entitled to receive under our qualified pension plan and a “recalculated” retirement benefit that includes additional three full years of credited service for Messrs. Kruger, Bless, Hale and Nielsen and two years of credited service for Mr. Casello.  In addition, the named executive is entitled to retirement benefits upon obtaining normal retirement age.

(g)
Amount represents the value of outstanding performance share units granted to the named executive officer for the 2007-2009 and 2008-2010 performance periods.  Shares will be immediately awarded at 100% and named executive shall have the right to require the Company to purchase, for cash, the stock awarded at the fair market value.  The value presented assumes 100% award valued at our December 31, 2008 closing stock price.

(h)
Amount represents the value of unvested time-based performance share units granted to the named executive officer at date of hire.  Upon death or disability the unvested units will continue to vest over the contractual term.  Upon termination following a change in control, unvested units will immediately vest and named executive shall have the right to require the Company to purchase, for cash, the stock awarded at the fair market value.  The value presented is based on our December 31, 2008 closing stock price of $10.00.

(i)	Named executive officer has obtained normal retirement age. Amount represents the actuarial calculated present value of retirement benefits.
(j)
Amount represents the value of performance units, at 100% of target award, under our 2008-2010 long-term performance program that will vest immediately upon a change in control.  Performance units are valued at $1 per unit.

(k)	Amount represents the present value of accrued SERP benefits as of December 31, 2008 with an additional 36 months service credit as specified in the named executive officer's employment agreement.

Severance Compensation Arrangements

As discussed under the heading “Post-Termination Compensation and Benefits,” we have entered into severance compensation agreements with each of Messrs. Kruger, Hale, Bless, Nielsen and Casello. The agreements generally provide that if within 36 months after we experience a change in control the executive’s employment is terminated either (i) by us for other than cause or disability, or (ii) by such executive for good reason, then such executive will receive a lump sum payment equal to three times for Messrs. Kruger, Hale, Bless and Nielsen, and two times for Mr. Casello, the aggregate of the highest base salary and the highest bonus received by such executive in any of the most recent five years. Also, upon a change in control, the exercisability of stock options and the vesting of performance shares held by such executives will be accelerated assuming that all performance targets were achieved at the 100% level. The agreements also provide that we will continue to provide benefits to each executive for a period of three years for Messrs. Kruger, Hale, Bless and Nielsen and two years for Mr. Casello, after the date of his termination. In addition, the executive will be credited for pension purposes, a period of two to three years, as the case may be, beyond the termination date, at that executive’s highest base salary and highest bonus level, and Century will pay to the executive in a single lump sum the difference between the actuarial equivalent of (a) what the executive would have been entitled to under our retirement plans and (b) what he is entitled to taking into account the terms of the severance compensation agreement, assuming the executive is 100% vested in the increased benefit under the retirement plans. The agreements are for a set period of time, but are subject to automatic one-year extensions on each January 1, unless the executive’s employment is terminated prior to a change in control.

In December 2008, we amended our severance agreements to conform with Internal Revenue Code Section 409A.  The amendments, among other 409A related changes, require that any amounts payable to each officer by reason of his termination of employment that are determined to constitute payments of “nonqualified deferred compensation,” as that term is used for purposed of 409A, shall be payable, together with interest thereon, on the first business day following the six-month anniversary of his termination of employment; and, for our officers that have employment agreements, require that the executive receive any severance at the same time and in the same form as required under the executive’s employment agreement in lieu of single lump sum severance payments under certain circumstances and added a covenant on the part of the executive to maintain the confidentiality of information the executive received in the course of his employment.

The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual’s annualized includible compensation for the base period, as defined in the Code. The severance compensation agreements provide for additional payments to the executives in order to fully offset any excise taxes payable by an executive as a result of the payments and benefits provided in the agreements. All benefits afforded the named executive officers under the severance compensation agreements are included in the amounts set forth in the “Potential Payments upon Termination or Change of Control” table above.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Century specifically incorporates it by reference into a filing.

During 2008, our Audit Committee was comprised of Messrs. Robert E. Fishman, Ph.D., Jarl Berntzen, John P. O’Brien, Peter C. Jones and Ms. Catherine Z. Manning who joined the committee in July 2008.  All members of the Audit Committee are independent directors, as that term is defined under NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board. In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Century.

The Audit Committee’s job is one of oversight. Century’s management is responsible for the preparation of Century’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding Century’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee’s oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by Century to its stockholders and others.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Century that might bear on the auditors’ independence, consistent with “Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, including the performance of non-audit services, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of Century’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Century for such advice and assistance.

The Audit Committee met with and discussed with the independent auditors all matters required to be discussed under generally accepted auditing standards, including those described in “Statement on Auditing Standards No. 61, Communication with Audit Committees,” and, with and without management present, reviewed and discussed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the quality and adequacy of Century’s internal controls and the results of the internal audit examinations.

The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2008 prior to its public release and the audited financial statements of Century as of and for the year ended December 31, 2008.

Based on the above mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Century’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation. All audit and non-audit fees incurred in 2008 were pre-approved by the Audit Committee.

Respectfully Submitted,

The Audit Committee

Jarl Berntzen	Robert E. Fishman	John P. O’Brien	Peter C. Jones	Catherine Z. Manning (Chair)

PROPOSAL NO. 2: ADOPTION OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

   The Board of Directors has adopted a resolution proposing and declaring advisable the amendment of the Company's Restated Certificate of Incorporation, as amended (as presently in effect, the "Restated Charter") to increase the total number of shares of common stock the Company has the authority to issue from 100,000,000 to 195,000,000 (the "Charter Amendment").

   Under the Restated Charter as currently in effect, the Company is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.01 per share.  As of March 31, 2009, there were 74,139,488 shares of common stock issued and outstanding, approximately 686,932 shares reserved for issuance upon the exercise of outstanding stock options and the vesting of performance shares units awarded under the Company's Amended and Restated 1996 Stock Incentive Plan and approximately 15,355,466 shares reserved for issuance upon the conversion of our Series A Convertible Preferred Stock.  In addition, approximately 3,069,703 shares remained available for issuance under the Company's Amended and Restated 1996 Stock Incentive Plan.  As a result, as of March 31, 2009, a total of 93,251,589 shares of common stock had been issued or reserved for issuance and only 6,748,411 authorized shares remained available.

   Recent economic developments have had an adverse affect on aluminum markets resulting in extreme volatility and decline in aluminum prices.  These events have had a profound impact on our strategic actions over the course of 2008 and into 2009.  In February 2009, we issued 24,500,000 shares of our common stock in a public offering to provide working capital.  At this time, except as described above, there are no plans, agreements or understandings for issuance of any newly authorized shares of common stock.  However, to provide sufficient shares for future needs, Company management and the Board believe it is the best interest of the Company and its stockholders to adopt the amendment to Article 4 of the Restated Charter to increase the number of shares of common stock authorized for issuance.  Adoption of the Charter Amendment will afford the Company flexibility to use common stock to raise additional capital when the need arises for general corporate purposes, including but not limited to, providing capital for ongoing operations, to purchase property or other assets, for equity compensation and various other employee benefits plans and other transactions that may be deemed advisable by the Board from time to time.

If authorized, the additional shares would be available for issuance without further stockholder action, unless required by the Restated Charter, applicable law or the rules of any stock exchange or automated dealer quotation system upon which the Company's common stock is listed or quoted.  The Company's common stock is presently quoted on the NASDAQ Global Select Market, which requires stockholder approval as a prerequisite to listing additional shares that will be used for certain purposes, including certain acquisitions and for use by equity compensation plans.

   Although an increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the ownership of a person seeking to obtain control of the Company), the Board is not proposing the Charter Amendment in response to any effort known to them to accumulate shares of the Company's common stock or to obtain control of the Company.

The Company has entered into a Support Agreement with Glencore pursuant to which Glencore has agreed to vote in favor of this proposal.  In addition, the Company has given Glencore the option to participate in future equity offerings up to its ownership percentage on the date of such offering.  Glencore’s ownership percentage includes its ownership of shares of the Company’s common stock and Series A Convertible Preferred Stock (on an as-converted basis), which was approximately 48.7 percent as of March 31, 2009.  This option applies to offerings by the Company for cash in a registered public offering or a private offering pursuant to Rule 144A of the Securities Act of 1933 or exempt transactions to five or more persons.  In addition, for an 18 month period, if the Company issues over 30 million shares in exchange offers involving the Company’s debt securities, Glencore would be entitled to purchase equity securities from the Company up to its ownership percentage immediately prior to such exchange offers at the implied per share price received in such exchange offers. This option does not apply to (a) common stock or other equity securities issued to officers, employees or directors of, or consultants to, the Company or its subsidiaries pursuant to the terms of any stock option or similar stock incentive plan adopted by the Company’s Board of Directors, (b) common stock or other equity securities issued pursuant to any merger, acquisition, consolidation, joint venture, strategic alliance, license agreement or similar transaction, (c) stock splits or dividends or (d) common stock or other equity securities issued pursuant to presently outstanding convertible securities.  This Support Agreement has been approved pursuant to the terms of the Company’s Statement of Policy Regarding Related Party Transactions and a copy of this agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

If the Charter Amendment is approved by the stockholders, the Restated Charter would be amended by deleting paragraph (1) of Article Four in its entirety and replacing it with the following:

"(1)	The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares divided into the following classes:
(a)	One Hundred and Ninety-Five Million (195,000,000) shares of Common Stock with a par value of one cent ($0.01) per share; and
(b)	Five Million (5,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share."

Recommendation and Vote

   An affirmative vote of the holders of a majority of shares of common stock outstanding is required to approve the Charter Amendment.  If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the Charter Amendment.

The Board of Directors recommends that the stockholders vote "FOR" the Charter Amendment.

PROPOSAL NO. 3:  APPROVAL OF THE AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

The Board of Directors has adopted a resolution proposing and declaring advisable the second amendment and restatement of the Company’s Amended and Restated 1996 Stock Incentive Plan (as currently in effect, the “1996 Plan”). If approved by our stockholders, the second amendment and restatement of the 1996 Plan (the “Restated 1996 Plan”) will further amend and update the 1996 Plan.

The original 1996 Plan was approved by the Company’s stockholders in 1996, with 1,200,000 shares of Company common stock reserved for issuance thereunder.  Since 1996, the original number of shares of Company common stock reserved for issuance under the 1996 Plan has increased to 5,000,000 to reflect: (i) a 1999 stockholder-approved amendment to the 1996 Plan which, among other things, increased the total number of shares of Company common stock available under the 1996 Plan by 300,000 shares; (ii) a 2001 stockholder-approved amendment to the 1996 Plan which, among other things, increased the total number of shares of Company common stock available under the 1996 Plan by 500,000 shares; (iii) a 2004 stockholder-approved amendment to the 1996 Plan which, among other things, increased the total number of shares of Company common stock available under the 1996 Plan by 1,000,000 shares; and (iv) a 2005 stockholder-approved amendment and restatement of the 1996 Plan, which, among other things, increased the total number of shares of Company common stock available under the 1996 Plan by 2,000,000 shares.  As of the date of this proxy statement, 1,284,365 shares of Company common stock have been issued under the 1996 Plan, 686,932 shares of Company common stock are subject to outstanding awards and a total of 3,069,703 shares of Company common stock remain available for future awards.  Under the Restated 1996 Plan, 10,000,000 shares of Company common stock will be authorized and reserved for issuance.  The closing price of the Company common stock on March 31, 2009 was $2.11.

Under the terms of the Restated 1996 Plan, the Company is authorized to make awards of (i) performance shares or performance share units (collectively, “Performance Shares”), (ii) stock options that qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1996, as amended (the “Code”) and (iii) nonqualified stock options (“NQSOs” and together with ISOs, “stock options”).  Each type of award is described below under “Types of Awards Under the Restated 1996 Plan.”  Each of the awards will be evidenced by an award document setting forth the terms and conditions.

The affirmative vote of a majority of the shares of the Company common stock present at the annual meeting in person or by proxy is required to approve the Restated 1996 Plan.  Accordingly, if our stockholders do not approve the Restated 1996 Plan, the Restated 1996 Plan will not become effective.  However, the 1996 Plan will remain effective in its current form.

The Company believes that equity is a key element of its compensation package, and, accordingly, has in the past used, and intends in the future to use, stock options and Performance Shares as incentives to motivate and compensate its officers and other key employees.  Non-employee directors are also eligible for awards under the Restated 1996 Plan, which enables the Company to attract and retain outside directors and to provide an incentive for such directors to increase their proprietary interest in the Company’s long-term success.

To maintain the Company’s ability to attract and retain officers, key employees and non-employee directors, the Board of Directors has determined it is desirable to amend the 1996 Plan in the following material respects:

•	The aggregate number of shares of Company common stock authorized and reserved for issuance will be increased by 5 million shares to 10 million shares.
•	The duration of the Restated 1996 Plan will be extended by four years through May 27, 2019.
•	Fair market value will be determined by utilizing the closing price of the Company common stock on the date of grant.
•
Dividends associated with awards of Performance Shares under the Restated 1996 Plan that are subject to performance objectives may only be paid when and to the extent the performance objectives have been achieved

•	The Restated 1996 Plan will contain certain other technical changes, including changes to comply with Section 409A of the Code.

The following is a summary of certain features of the Restated 1996 Plan, qualified in its entirety by reference to the full text of the Restated 1996 Plan, which is attached to this proxy statement as Appendix A.

Summary of the Restated 1996 Plan

Shares Subject to the Restated 1996 Plan.   The Restated 1996 Plan permits the Company to grant ISOs, NQSOs, and Performance Shares (each, an “Award,” and collectively, “Awards”) to (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) non-employee directors. The Restated 1996 Plan authorizes the issuance of a maximum of 10,000,000 shares of Company common stock, subject to adjustment as described in the Restated 1996 Plan (13.5% of the total shares of Company common stock outstanding on March 31, 2009).  Shares of Company common stock reserved for issuance under the Restated 1996 Plan will be made available from either authorized and unissued shares of common stock or shares held in the Company’s treasury.  No individual may be granted Awards in any single fiscal year of the Company covering more than 1,200,000 shares in the aggregate, except that a newly hired person may be granted up to 1,500,000 shares.

When an Award lapses, expires, terminates or is forfeited, or shares underlying an Award are unissued for any reason, including shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of the Award, the related shares of common stock will be available for distribution in connection with future Awards. In addition, any authorized shares which were available or become available for grant under the Non-Employee Directors’ Stock Option Plan on or after July 1, 2005 will also be available for grant under the Restated 1996 Plan.

Under the Restated 1996 Plan, fair market value of the shares is deemed to be the closing price of the shares as reported by the NASDAQ Global Select Market on the date the applicable Award is granted.

Participation.  All of our non-employee directors, and our officers and key employees, as well as those of our subsidiaries, are eligible for selection to participate in the Restated 1996 Plan.  As of March 31, 2009, it is estimated that approximately 100 people will be eligible to participate in the Restated 1996 Plan.

Administration.  The Restated 1996 Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”); provided that the full Board of Directors, at its sole discretion, may exercise any authority granted to the Compensation Committee under the Restated 1996 Plan. The Compensation Committee is comprised of directors who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the Restated 1996 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries and non-employee directors of the Company to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted.  In addition, the Compensation Committee is authorized to interpret the Restated 1996 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the Restated 1996 Plan. The Board of Directors or the Compensation Committee is permitted to designate an officer to make individual grants to persons who are not Section 16 officers or directors, subject to individual and aggregate limits established by the Board of Directors or the Compensation Committee.

Types of Awards Under the Restated 1996 Plan

Stock Options. A stock option permits the holder to purchase shares of Company common stock at a specified price under certain conditions.  Stock options granted under the Restated 1996 Plan may be either ISOs or NQSOs. Non-employee directors are only entitled to receive grants for NQSOs. Stock options granted under the Restated 1996 Plan may be granted alone or in addition to other Awards.  The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Restated 1996 Plan and any other stock option plan of the Company may not exceed $100,000.

The price at which shares of Company common stock may be purchased (the exercise price) is determined by the Compensation Committee and set forth in an option agreement entered into with the optionee; provided, however, that the exercise price for an option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder).

The Compensation Committee specifies the time or times at which such options will be exercisable, except that the termination date for any stock option may not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Stock options may be exercised within three years following the normal retirement, death or permanent disability of an optionee, or up to 90 days following an optionee’s retirement prior to normal retirement age; provided that no option may be exercised following the period of exercisability set forth in the agreement related thereto. Unless otherwise specified by the Board of Directors or the Compensation Committee, unexercised options will be cancelled if the optionee’s employment is terminated for reasons other than death, disability or retirement.  Any options that are issued or outstanding on or after December 31, 2004 will continue to vest in accordance with their terms (up to one year in the case of non-employee directors) if the option holder retires as an officer, employee or director after reaching normal retirement age under the Company’s employee retirement plan.

Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or, if permitted by the Compensation Committee, shares of unrestricted Company common stock having a fair market value equal to the cash exercise price of the options being exercised. If permitted by the Compensation Committee, optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the exercise price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds. The Restated 1996 Plan also permits stock options to be exercised by any legally permissible method established by the Compensation Committee. Stock options are nontransferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or for the benefit of any immediate family member of the optionee, and are exercisable during the optionee’s lifetime only by the optionee.

Performance Shares. The Compensation Committee may award Performance Shares to eligible employees and non-employee directors under the 1996 Restated Plan. Performance Shares may be granted alone or in addition to other Awards granted under the 1996 Restated Plan. Each Performance Share granted shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

Performance Shares entitle the grantee to receive one share of Company common stock per Performance Share upon vesting of the Performance Shares. The Compensation Committee will determine (i) the time or times at which Performance Shares will be granted, and (ii) the time or times at which Performance Shares will become vested or forfeited. Vesting of Performance Shares may be based upon the Company’s attainment of specified performance objectives and/or the passage of time,  if any. Company performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Compensation Committee at the time the Award is granted. Until such time as the Performance Shares vest and shares of Company common stock are issued, the Performance Shares may not be sold, transferred, pledged, assigned or otherwise disposed of. The recipient of Performance Shares shall have no right to vote the shares of Company common stock underlying the Performance Shares until vesting.  Dividend equivalents accrue on Performance Shares to the extent dividends are paid on shares of Company common stock and are paid upon vesting; provided that if a Performance Share award is subject to performance objectives, any dividends shall be paid only when and to the extent the Performance Shares are earned and paid.

Upon termination of a recipient’s employment or service, all unvested Performance Shares will be forfeited; provided, however, that Performance Share agreements may provide for earlier lapse of the performance period in the event of the death, disability or retirement of the recipient.

The Board of Directors or the Compensation Committee may also permit a recipient to defer the receipt of shares that would otherwise be issued upon the vesting date in accordance with such rules as it may establish.

Change of Control.  Upon a “Change of Control,” as defined in the Restated 1996 Plan, all options outstanding shall be immediately and fully exercisable and all Performance Shares shall become fully vested.

Amendment of the Restated 1996 Plan.  The Board of Directors or the Compensation Committee, as the case may be, may terminate, suspend or amend the Restated 1996 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding stock options or Performance Shares, and provided further that the Board of Directors and the Compensation Committee may not, without the approval of the stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the Restated 1996 Plan, (ii) change the class of individuals eligible to receive stock options or Performance Shares under the Restated 1996 Plan, (iii) materially increase the benefits accruing to participants under the Restated 1996 Plan, (iv) extend the term of the Restated 1996 Plan, or (v) make any amendment that must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the share of Company common stock are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the shares are traded or quoted.

Termination or Suspension of the Restated 1996 Plan.  The Restated 1996 Plan will terminate on May 27, 2019, except that the Board of Directors or the Compensation Committee may terminate or suspend the Restated 1996 Plan at any time.  Awards may not be granted while the Restated 1996 Plan is suspended or after it is terminated.  Rights and obligations under any Awards granted while the Restated 1996 Plan is in effect shall not be altered or impaired by suspension or termination of the Restated 1996 Plan, except upon the consent of the person to whom the Award was granted.  The power of the Board of Directors or the Compensation Committee, as the case may be, to construe and administer any Awards granted prior to the termination or suspension of the Restated 1996 Plan nevertheless shall continue after such termination or during such suspension.

Withholding Taxes.  The Restated 1996 Plan provides that the Company may deduct from any distribution to an employee participant an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. A participant exercising a NQSO or acquiring shares of Company common stock pursuant to the vesting of Performance Shares may elect to have a specified percentage of shares withheld by the Company in order to satisfy tax obligations.

New Plan Benefits

Because grants under the Restated 1996 Plan are discretionary, the Company cannot now determine the number of Awards that will be granted to any particular executive officer, to all executive officers as a group or to non-executive officer employees or directors as a group. The number of such Awards will be determined by the Compensation Committee from time to time in accordance with the terms of the Restated 1996 Plan. For information with respect to the Compensation Committee’s guidelines for awards under the 1996 Plan, see the subsection of the Compensation Discussion and Analysis section in this proxy entitled “Long-Term Incentive Compensation.”  Please refer to the Grants of Plan-Based Awards Table above for Awards made during the most recent fiscal year under the 1996 Plan to our named executive officers.

 Securities Authorized for Issuance Under Compensation Plans

The following table sets forth the amounts of securities authorized for issuance under the Company’s compensation plans as of March 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	686,932	$38.05	3,069,703

Federal Income Tax Consequences

The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. This summary is not intended to be complete and does not describe foreign, state or local tax consequences.  It is not intended as tax guidance to participants in the Restated 1996 Plan.  Unless otherwise indicated, this description assumes that all awards granted under the Restated 1996 Plan are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options. No regular income tax consequences arise upon the grant of an ISO or the exercise of an ISO by the employee.  Provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below, the employee will be subject to regular tax only on the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for more than one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition on an amount equal to the excess of the: (i) fair market value of the stock on the date of exercise of the ISO minus the option price, and the Company generally will receive a corresponding income tax deduction. The balance of the amount realized on disposition would be taxed as capital gain, long-term or short-term depending on the holding period for the shares.  In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee’s ordinary income, and the amount of the Company’s corresponding tax deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock.

Non-Qualified Stock Options. With regard to NQSOs, the option holder will recognize ordinary income at the time of the exercise of the stock option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Income recognized by employee stock option holders will be subject to withholding by the Company; however, withholding typically does not apply to non-employee directors. When the optionee disposes of shares acquired upon the exercise of the stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will generally be entitled to an income tax deduction in the amount and at the time that the stock option holder recognizes ordinary income with respect to the exercise of the stock option.

Performance Shares. An individual granted a Performance Share will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock underlying the Performance Shares lapse and the shares are issued. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the grantee. The Company generally will be entitled to an income tax deduction in an amount equal to the income recognized by the grantee at the time the grantee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the Performance Shares which are paid to a holder of Performance Shares are treated as additional compensation taxable as ordinary income to the grantee and deductible to the Company.  Generally, the tax consequences described above also apply to Performance Shares granted to non-employee directors.

Awards of Performance Shares under the Restated 1996 Plan may, in some cases, result in the deferral of compensation, which is subject to the requirements of Section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Section 409A, such awards will be subject to immediate taxation and tax penalties imposed on the grantee in the year they vest. It is the intent of the Company that Awards under the Restated 1996 Plan will be structured and administered in a manner that complies with the requirements of Section 409A.

The above federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code.

Recommendation and Vote

An affirmative vote of the holders of a majority of shares of Company common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Restated 1996 Plan. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” approval of the Restated 1996 Plan.

The Board of Directors recommends that the stockholders vote “FOR” approval of the Restated 1996 Plan.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as our independent registered public accounting firm for the current fiscal year, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the rent fiscal year.

In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services for us during the last two years. The aggregate fees billed for the last two years for each of the following categories of services are set forth below:

	2008	2007
Audit Fees	$1,802,000	$1,660,000
Audit – Related Fees	172,000	178,000
Tax Fees	57,000	675,000
All Other Fees	318,000	320,000
Total All Fees	$2,349,000	$2,833,000

Audit Fees.  Audit Fees include professional services rendered in connection with the audit of our consolidated financial statements, audit of management’s assessment of the effectiveness of our internal control over financial reporting, audit of the effectiveness of our internal control over financial reporting, audit of the opening balance sheet of acquisitions accounted for as a purchase, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, consultation on accounting matters, and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees.  Audit-Related Fees include audits of our employee benefit plans and consultation on accounting matters or transactions.

Tax Fees. Tax Fees include the preparation of federal and state tax returns, and consultation related to tax planning, tax advice, tax compliance, and acquisitions.

All Other Fees.  All Other Fees include due diligence and acquisition related fees.

All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Committee’s pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit

Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting, but will have the opportunity to make a statement if they desire to do so, and will be available should any matter arise requiring their presence.

The Board of Directors recommends that the stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting, nor have we received notice of any matter by the deadline prescribed by Rule 14a-4(c) under the Exchange Act. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by us. In addition to this solicitation, officers, directors and regular employees of Century, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,000 plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2010 should be addressed to our Corporate Secretary, 2511 Garden Road, Building A, Suite 200, Monterey, California 93940, and must be received no later than January 6, 2010 .  In addition, our restated by-laws currently require that for business to be properly brought before an Annual Meeting by a stockholder, regardless of whether included in our proxy statement, the stockholder must give written notice of his or her intention to propose such business to our Corporate Secretary, which notice must be delivered to, or mailed and received at, our principal executive offices not less than forty-five (45) days prior to the date on which we first mailed our proxy materials for the prior year’s Annual Meeting (which cut-off date will be March 21, 2010 in the case of the Annual Meeting in 2010). Such notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The restated by-laws further provide that the chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting that does not comply with the foregoing procedures.

We will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Office of the General Counsel, 2511 Garden Road, Building A, Suite 200, Monterey, California 93940.

Appendix A

Century Aluminum Company

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

(as amended and restated ________, 2009)

I.	PURPOSES AND SCOPE OF PLAN

Century Aluminum Company (the “Company”) desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company.  Non-employee Directors (as hereinafter defined) are also eligible to participate in the Amended and Restated 1996 Stock Incentive Plan (the “Plan”), which enables the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company’s long-term success.  These objectives will be promoted through the granting to such key employees and Non-employee Directors of equity instruments including (i) incentive stock options (“Incentive Options”) which are intended to qualify under Section 422 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) options which are not intended to so qualify (“NQSOs”); and (iii) performance shares or performance share units (collectively, “Performance Shares”).

The awards offered to employees pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

II.	AMOUNT OF STOCK SUBJECT TO THE PLAN

The total number of shares of common stock, $0.01 par value, per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in this Article II (the “Shares”) reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 10,000,000 (which consists of those Shares that were previously authorized and 5,000,000 Shares that are being added as part of this amendment and restatement), subject to adjustment as described below.  All Shares available for distribution under the Plan may be issued pursuant to Incentive Options, NQSOs or Performance Shares or a combination of the foregoing.

Shares which may be acquired under the Plan may be either shares of original issuance or treasury shares, or both, at the discretion of the Company.  Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated without having been exercised or without having fully vested, or the underlying Shares are unissued for any reason, including those withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award, and any Shares withheld by or surrendered to the Company, may again be the subject of options or awards granted hereunder.  In addition, any Shares which are available or become available for grant under the Company’s Non-Employee Directors Plan on or after July 1, 2005 shall be available for grant under this Plan.

Upon any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance objectives contained in a Performance Share award, the number of Shares subject to a Performance Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or other consideration, or otherwise adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) (or any successor provision) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 (or any successor provision) of the Code without the consent of the grantee.

III.	ADMINISTRATION

The Compensation Committee (the “Committee”) will have the authority to administer the Plan, provided that the full Board of Directors of the Company (the “Board of Directors”), at its sole discretion, may exercise any authority granted to the Committee under this Plan.  The Committee shall consist of no fewer than two members of the Board of Directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 or any successor rule or regulation (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee shall administer the Plan so as to comply at all times with Rule 16b-3.  A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee.  Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.  The Board of Directors or the Committee may delegate to an officer of the Company the authority to make grants hereunder to persons who are not subject to Section 16 of the Exchange Act, provided such authority is limited as to time, aggregate and individual award amounts and/or such other provisions as the Board of Directors or Committee deems necessary or desirable.

Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select as recipients of options or awards (a) employees of the Company and its subsidiaries and (b) members of the Board of Directors who are not employees of the Company (“Non-employee Directors”); (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; (vi) otherwise supervise the administration of the Plan; and (vii) establish sub-plans with such terms as the Board of Directors or the Committee, as the case may be, deems necessary or desirable to comply with, or to qualify for preferred tax treatment under the laws, rules and regulations of any jurisdiction outside of the United States.

The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.  No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.

The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

IV.	ELIGIBILITY

Options and Performance Share awards may be granted only to:  (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) Non-employee Directors; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3.  In no event may any eligible person be granted or awarded options and Performance Shares covering, in the aggregate, more than 1,200,000 Shares, or 1,500,000 Shares in the case of a newly hired person (subject to adjustment as described in Article II above), in any fiscal year of the Company.

V.	STOCK OPTIONS

1. General.  Options may be granted alone or in addition to other awards granted under the Plan.  Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee.  Options granted under the Plan may be either Incentive Options or NQSOs.  The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NQSOs or a combination of the foregoing; provided that options granted to Non-employee Directors may only be NQSOs.

Options granted under the Plan shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate.  Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the optionee, which agreement may be in an electronic medium.  Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.

2. Exercise Price and Payment.  The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than 100% of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a “10% Shareholder”)).

If the Shares are listed on the NASDAQ Global Select Market on the date any option is granted, the fair market value per Share shall be deemed to be the closing price of the Shares on such exchange on the date upon which the option is granted, or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed.  If the Shares are not traded on any given date, or the national securities exchange on which the Shares are traded is not open for business on such date, the fair market value per Share shall be the closing price of the Shares determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded.  If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.  If the Shares are not listed on a national securities exchange, the fair market value per Share shall be as determined in good faith by the Board of Directors or the Committee, as the case may be.  The Board of Directors is authorized to adopt another fair market value per Share pricing method, provided such method is stated in the applicable award agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code and the regulations promulgated thereunder.

For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

3. Term of Options and Limitations on the Right of Exercise.  The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than 10 years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder).  Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.  Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

4. Exercise of Options.  Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company’s stock plan administration group, Wells Fargo Bank, NA, or such other nominee as may be selected by the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares or in such other manner as the Company may direct or as provided in the applicable option agreement.

Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by any method permitted by the Committee.

Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company.  If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

5. Nontransferability of Options.  An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.  Except as determined by the Board of Directors or the Committee, as the case may be, or otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder; provided that only gratuitous transfers of options shall be permitted.  The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

6. Termination of Employment or Service.  Except as set forth in Article VII, unless otherwise specified by the Board of Directors or the Committee, as the case may be, upon termination of employment of any option holder who was an employee of the Company or its subsidiaries, any option previously granted to such option holder, shall, to the extent not theretofore exercised, be cancelled and become null and void, and all of the option holder’s rights thereunder shall terminate provided that:

(a) if the employee option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within three years following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase;

(b) if an employee option holder terminates his or her employment by reason of taking retirement with the Company or a subsidiary on or after the attainment of “normal retirement age” under the Company’s Employees Retirement Plan, or disability (as described in Section 22(e)(3) of the Code and in the Company’s Employees Retirement Plan), and at a time when such employee was entitled to exercise an option as herein provided, the optionee shall have the right to exercise such option up to the earlier of (i) three years following the date of retirement or disability and (ii) the expiration of the option; and

(c) if an employee option holder terminates his or her employment by reason of taking retirement with the Company or a subsidiary prior to the attainment of “normal retirement age” under the Company’s Employees Retirement Plan, and at a time when such employee was entitled to exercise an option as herein provided, the optionee shall have the right to exercise such option up to the earlier of (i) 90 days following the date of retirement and (ii) the expiration of the option.

Any options granted to a Non-employee Director of the Company shall terminate on the earliest to occur of the following:

(i) Subject to Article VII, three years after the date on which the optionee ceases to be a member of the Board of Directors (during which period the option shall be exercisable only to the extent exercisable on the date of such cessation); and

(ii) 10 years after the date on which the option was granted.

Any options issued or outstanding on or after December 31, 2004 shall continue to vest in accordance with their terms (for up to one full year, in the case of Non-employee Directors) if the option holder terminates his or her employment with the Company or any of its subsidiaries or, in the case of Non-employee Directors, ceases to be a director on or after attaining “normal retirement age” under the Company’s Employee Retirement Plan (for this purpose, service on the Board of Directors shall be deemed service under the Company’s Employee Retirement Plan).

In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified in the applicable award agreement.

For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

7. Maximum Allotment of Incentive Options.  If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

VI.	PERFORMANCE SHARE AWARDS

1. General.  Performance Share awards may be granted alone or in addition to any other awards granted under the Plan.  The provisions of Performance Share awards need not be the same with respect to each recipient.  Performance Share awards granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve.  Each grant of a Performance Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the recipient, which agreement may be in an electronic medium.  Such agreement shall describe the Performance Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.  Each Performance Share awarded under the Plan shall entitle the grantee to receive one Share upon vesting of such Performance Share.

2. Restrictions.  Each Performance Share award shall vest upon (A) the passage of time, if any, and/or (B) the attainment by the Company of specified performance objectives.  Company performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Committee, as the case may be, at the time the award is granted.  Such time periods (the “Performance Period”) and performance objectives shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion.

Performance Share awards shall become vested in a recipient upon the lapse of the Performance Period, if any, and/or the attainment of the associated performance objectives set forth in the agreement between the recipient and the Company.  Performance Share awards shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the granting of the Performance Share awards.  The agreement evidencing the Performance Share awards may provide for acceleration of vesting in the event of the death, disability or retirement of the recipient.

3. Stock Certificate.  No stock certificates shall be issued to the recipient with respect to Performance Share awards until such time as the Performance Share awards vest.

4. Treatment of Dividends.  If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of Performance Share awards, the holder of the Performance Share awards shall be entitled to receive an amount equal to the amount of the per Share dividend declared for each Performance Share.  Such dividends shall be paid to such recipients at the same time and in the same manner as dividends are paid to stockholders of the Company; provided that if a Performance Share award is subject to performance objectives, any dividends shall be paid only when and to the extent the Performance Shares are earned and paid.

5. Nontransferability.  Subject to the provisions of this Plan and the applicable agreement, during the period when the Performance Shares have not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Shares awarded under the Plan.

6. Shareholder Rights.  The recipient shall have no rights with respect to the Performance Shares or any Shares related thereto until they have vested, including no right to vote the Performance Shares or such Shares, other than the right to receive dividends as set forth in the Plan.

7. Termination of Employment.  Subject to the provisions of Paragraph 2 above, all unvested Performance Shares shall be forfeited upon termination of employment.

VII.	CHANGE OF CONTROL

Notwithstanding anything to the contrary contained herein, upon a Change of Control (as defined below) of the Company, (i) all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries, and (ii) the restrictions applicable to any or all Performance Share awards shall lapse and such awards shall be fully vested.

In the event of certain transactions such as those involving a change in the composition of the Board of Directors, sale of the Company’s shares of capital stock or assets, reorganization, merger, liquidation, etc., the Board of Directors, in its sole discretion, may, but is not required to, deem such event to be a “Change of Control.”  Notwithstanding the foregoing, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

(a) any person (which shall mean and include an individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

(b) the individuals who, as of the effective date of the Plan, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this clause (b), be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, or such successor rule or provision) or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Notwithstanding anything herein to the contrary, no Change of Control (only with respect to the particular option holder or award grantee referred to therein in the case of (A)) shall be deemed to have occurred by virtue of any event which results from the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or Performance Share recipient or a person including the option holder or Performance Share recipient, (B) the Company, (C) a subsidiary of the Company, or (D) any savings, pension or other employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan.

VIII.	PURCHASE FOR INVESTMENT

Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.  The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

IX.	ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Performance Share awards, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).

All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

X.	WITHHOLDING TAXES

An employee exercising an Option or acquiring Shares pursuant to the vesting of Performance Shares may elect to have Shares withheld by the Company in order to satisfy tax obligations.  The amount of such Shares shall not be less than nor exceed such number as determined by the Committee as appropriate to avoid the award being subject to variable accounting under Accounting Principle 25 or treatment as a liability award under Financial Accounting Standard 123R.  Any such election shall be made pursuant to a written notice signed by the employee.  The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Performance Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares.  In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe.  Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article X or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

With respect to withholding required hereunder, an optionee or holder of a Performance Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.

If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within 10 days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

XI.	DEFERRAL

The Board of Directors or the Committee, as the case may be, may permit an optionee or holder of Performance Share awards to defer such individual’s receipt of Shares that would otherwise be due to such optionee or holder by virtue of the exercise of an option or the lapse of restrictions with respect to Performance Share awards.  If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals.  The Committee may provide for such provisions as it deems necessary with respect to an award, including after it is granted, to prevent the award from being subject to or violating the requirements of Section 409A of the Code.

XII.	LISTING OF SHARES AND RELATED MATTERS

If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.  Notwithstanding the foregoing, none of the Company, the Committee or the Board of Directors shall be obligated to list, register, qualify or otherwise seek an exemption from the foregoing with respect to the Shares.

XIII.	AMENDMENT OF THE PLAN

The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II), (ii) modify the provisions of the Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Plan, (iv) extend the maximum period of the Plan or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Shares are traded or quoted.  The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code (or such successor provision) and to comply with Rule 16b-3 of the Exchange Act.  The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

XIV.	TERMINATION OR SUSPENSION OF THE PLAN

The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan.  The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVII.  An option or award may not be granted while the Plan is suspended or after it is terminated.  Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted.  The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XV.	GOVERNING LAW

The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XVI.	PARTIAL INVALIDITY

The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XVII.	COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent applicable, it is intended that this Plan and any options or awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to participants in the Plan.  This Plan and any options or awards granted hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant in the Plan nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and options or awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant in the Plan or for a participant’s benefit under this Plan and options or awards hereunder may not be reduced by, or offset against, any amount owing by a participant in the Plan to the Company or any of its affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (i) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month after such six-month period or death.

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and options or awards granted hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a participant in the Plan shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with this Plan and options or awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

Notwithstanding anything in this Plan or any award agreement to the contrary, to the extent any provision of this Plan or an award agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a Change of Control, then such payment shall not be made unless such Change of Control satisfies the requirements for a change in the ownership or effective control of the Company under Section 409A of the Code.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control.

XVIII.	EFFECTIVE DATE, DURATION OF THE PLAN

The Plan shall become effective on the date it is approved by the Company’s stockholders, and shall remain in effect, subject to the provisions of Article VII, until terminated by the Board of Directors.  In no event may any options or Performance Shares be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company’s stockholders; provided, however, that the term of previously granted Options and Performance Shares may extend beyond that date.

CENTURY ALUMINUM COMPANY 2511 GARDEN ROAD BLDG A, SUITE 200 MONTEREY, CA 93940
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.  Have your proxy card in hand when you access the web site.  You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.  Have your proxy card in hand when you call.  You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Century Aluminum Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CENTURY ALUMINUM COMPANY
The Board of Directors recommends a vote FOR the nominees listed and For Proposals 2, 3, and 4.
Vote on Directors
1.	Election of Class I Directors
Nominees
	01	Logan W. Kruger	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below
	02	Willy R. Strothotte	☐	☐	☐
	03	Jarl Berntzen
Vote On Proposals
						For	Against	Abstain
2.	Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share.					☐	☐	☐
3.
Proposal to amend and restate the Company’s Amended and Restated 1996 Stock Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan to 10,000,000 and extend its term through May 27, 2019.

						☐	☐	☐
4.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.					☐	☐	☐
5.	Authorize the proxies to vote in their discretion, upon such other matters that may properly come before the meeting or any adjournments or postponements thereof.
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).  If no direction is made, this proxy will be voted FOR items 1, 2, 3, and 4.  If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Si Signature (Joint Owners)	D Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009

The stockholders hereby appoint Robert R. Nielsen and William J. Leatherberry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Century Aluminum Company that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., local time on Wednesday, May 27, 2009, at the Company’s executive offices located at 2511 Garden Road, Building A, Suite 200, Monterey, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE